UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2005

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura, Scottsdale, Arizona 85258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (the “Form 8-K/A”) of Rural/Metro Corporation (the “Company”) amends the Company’s original Current Report on Form 8-K (the “Original Form 8-K”) filed on October 28, 2005, which contained the Company’s Consolidated Financial Statements for the fiscal year ended June 30, 2005. This Form 8-K/A is being filed to restate the condensed consolidating financial information included in Note 10 to the Consolidated Financial Statements contained in the Original Form 8-K.

Item 8.01 Other Events

Subsequent to filing the Original Form 8-K, management determined that certain guarantor subsidiaries were incorrectly classified as non-guarantor subsidiaries in the condensed consolidating financial information. Additionally, management determined that the equity in earnings of certain subsidiaries was not properly reflected in the condensed consolidating financial information relating to Rural/Metro Corporation, as the parent company, or Rural/Metro Operating Company, LLC, a wholly-owned subsidiary of the Company. While these errors impacted the condensed consolidating financial information included in Note 10 to the Consolidated Financial Statements contained in the Original Form 8-K, there was no impact on the amounts reported for the Company on a consolidated basis.

As a result of these errors, management has determined that the Company’s condensed consolidating financial information must be restated. A comparison of the amounts reported in the Original Form 8-K to the restated amounts included in this Form 8-K/A, by major financial statement caption, is provided below. Additionally, the restated condensed consolidating financial information is included in Note 10 to the Consolidated Financial Statements included in this Form 8-K/A.

Management has determined that as of September 30, 2005, the Company did not maintain effective control over the completeness and accuracy of its condensed consolidating financial information, including the identification of its guarantor subsidiaries. Specifically, the Company’s supervisory review and approval controls did not detect that certain guarantor subsidiaries had been incorrectly classified as non-guarantor subsidiaries in the condensed consolidating financial information. This control deficiency made it necessary to restate Note 10 of the Consolidated Financial Statements for fiscal 2005 included in the Original Form 8-K. In addition, this control deficiency could result in a misstatement to the condensed consolidating financial information that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management has concluded that this control deficiency constitutes a material weakness in internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements, including the related disclosures, will not be prevented or detected. Management has implemented additional controls and procedures relating to the preparation of the condensed consolidating financial information, including formalization of policies and procedures regarding the preparation and supervisory review of the condensed consolidating financial information. Such policies and procedures include the implementation of check totals and analytical analyses to increase accuracy, as well as two levels of review of (i) the information to be disclosed, and (ii) the supporting schedules from which it was derived, which management believes will remediate the material weakness described above.

	Parent		Rural/Metro LLC		Senior Subordinated Notes Guarantors		Non-Guarantors		Eliminations		Rural/Metro LLC - Consolidated		Eliminations
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
At June 30, 2005
Total current assets	$—	$—	$67	$67	$114,420	$115,056	$7,489	$6,853	$—	$—	$121,976	$121,976	$—	$—
Total assets	(46,368)	(46,368)	291,315	254,071	125,710	103,387	(16,936)	4,633	(130,813)	(128,683)	394,276	358,408	(32,027)	3,841
Total current liabilities	—	—	4,832	4,912	71,882	71,692	1,457	1,567	—	—	78,171	78,171	—	—
Total liabilities	52,275	52,275	257,832	257,912	101,504	101,314	1,457	1,567	(125,000)	(125,000)	360,793	360,793	—	—
Total stockholders’ equity (deficit)	(98,643)	(98,643)	33,483	(3,841)	24,206	2,073	(18,393)	3,066	(7,269)	(5,139)	32,027	(3,841)	(32,027)	3,841
Total liabilities, minority interest and stockholders’ equity (deficit)	$(46,368)	$(46,368)	$291,315	$254,071	$125,710	$103,387	$(16,936)	$4,633	$(130,813)	$(128,683)	$394,276	$358,408	$(32,027)	$3,841

At June 30, 2004
Total current assets	$—	$—	$—	$—	$93,603	$94,215	$8,367	$7,755	$—	$—	$—	$—	$—	$—
Total assets	114,725	114,725	—	—	(4,541)	(25,795)	(16,989)	4,263	—	—	—	—	122,012	122,012
Total current liabilities	4,492	4,492	—	—	68,927	69,330	1,652	1,249	—	—	—	—	—	—
Total liabilities	306,951	306,951	—	—	97,321	97,724	1,652	1,249	—	—	—	—	—	—
Total stockholders’ equity (deficit)	(192,226)	(192,226)	—	—	(101,862)	(123,519)	(18,641)	3,016	—	—	—	—	120,503	120,503
Total liabilities, minority interest and stockholders’ equity (deficit)	$114,725	$114,725	$—	$—	$(4,541)	$(25,795)	$(16,989)	$4,265	$—	$—	$—	$—	$122,012	$122,012

Year ended June 30, 2005
Net revenue	$—	$—	$—	$—	$500,305	$503,728	$53,646	$50,223	$(22,867)	$(22,867)	$531,084	$531,084	$—	$—
Operating income	—	—	—	—	40,900	40,940	233	193	—	—	41,133	41,133	—	—
Income from continuing operations	88,331	88,331	88,777	88,192	124,161	123,673	244	204	(96,403)	(95,818)	116,779	116,251	(118,706)	(118,178)
Net income	$88,331	$88,331	$88,777	$88,192	$126,090	$125,600	$242	$204	$(96,403)	$(95,818)	$118,706	$118,178	$(118,706)	$(118,178)

Year ended June 30, 2004
Net revenue	$—	$—	$—	$—	$467,754	$471,266	$47,888	$44,376	$—	$—	$—	$—	$(21,869)	$(21,869)
Operating income (loss)	(252)	(252)	—	—	31,801	31,925	(1,457)	(951)	—	—	—	—	—	—
Income (loss) from continuing operations	6,211	6,211	—	—	31,691	31,206	(1,451)	(950)	—	—	—	—	(35,046)	(35,046)
Net income (loss)	$6,211	$6,211	$—	$—	$37,751	$35,996	$(2,705)	$(950)	$—	$—	$—	$—	$(35,046)	$(35,046)

Year ended June 30, 2003
Net revenue	$—	$—	$—	$—	$426,344	$428,283	$45,024	$43,085	$—	$—	$—	$—	$(18,645)	$(18,645)
Operating income (loss)	(1,603)	(1,603)	—	—	19,154	17,889	1,745	3,010	—	—	—	—	—	—
Income from continuing operations	8,966	8,966	—	—	30,482	29,212	1,745	3,015	—	—	—	—	(51,219)	(51,219)
Net income	$8,966	$8,966	$—	$—	$35,529	$35,716	$3,202	$3,015	$—	$—	$—	$—	$(38,731)	$(38,731)

Year ended June 30, 2005
Net cash provided by operating activities	$100,132	$100,132	$87,076	$88,881	$51,305	$48,083	$1,349	$1,653	$(96,403)	$(95,716)	$43,327	$42,900	$(118,604)	$(118,178)
Net cash used in investing activities	—	—	—	—	(12,297)	(12,372)	(75)	—	—	—	(12,372)	(12,372)	—	—
Net cash used in financing activities	$(100,132)	$(100,132)	$(87,076)	$(88,881)	$(37,952)	$(34,622)	$(1,014)	$(1,426)	$96,403	$95,716	$(29,639)	$(29,212)	$118,604	$118,178

Year ended June 30, 2004
Net cash provided by (used in) operating activities	$7,721	$7,721	$—	$—	$42,294	$43,841	$7	$(1,540)	$—	$—	$—	$—	$(35,521)	$(35,521)
Net cash used in investing activities	—	—	—	—	(8,318)	(8,421)	(103)	—	—	—	—	—	—	—
Net cash provided by (used in) financing activities	$(7,721)	$(7,721)	$—	$—	$(29,404)	$(30,847)	$(665)	$778	$—	$—	$—	$—	$35,521	$35,521

Year ended June 30, 2003
Net cash provided by (used in) operating activities	$13,487	$13,487	$—	$—	$43,617	$36,661	$(6,734)	$222	$—	$—	$—	$—	$(37,224)	$(37,224)
Net cash used in investing activities	—	—	—	—	(7,471)	(7,582)	(111)	—	—	—	—	—	—	—
Net cash provided by (used in) financing activities	$(13,466)	$(13,466)	$—	$—	$(34,208)	$(27,517)	$6,812	$121	$—	$—	$—	$—	$37,203	$37,203

Financial Statements and Supplementary Dat a

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Rural/Metro Corporation:

We have completed an integrated audit of Rural/Metro Corporation’s 2005 consolidated financial statements and of its internal control over financial reporting as of June 30, 2005 and audits of its 2004 and 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

In our opinion, the consolidated financial statements listed in the accompanying index, present fairly, in all material respects, the financial position of Rural/Metro Corporation and its subsidiaries at June 30, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 10 to the consolidated financial statements, the Company has restated its condensed consolidating financial information as of June 30, 2005 and 2004 and for each of the three years in the period ended June 30, 2005.

Internal control over financial reporting

Also, we have audited management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting (not presented herein) appearing under Item 9A Controls and Procedures in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005, that Rural/Metro Corporation did not maintain effective internal control over financial reporting as of June 30, 2005, because the Company did not maintain effective controls over the accounting for income taxes based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weakness has been identified and included in management’s assessment. As of June 30, 2005, the Company did not maintain effective controls over the accounting for income taxes. Specifically, personnel in the accounting and finance areas had inadequate knowledge of generally accepted accounting principles relating to deferred tax asset valuation allowances resulting in errors in the accounting for deferred income tax benefits. This control deficiency resulted in audit adjustments to the fourth quarter 2005 financial statements. Additionally, this control deficiency could result in a misstatement of the income tax accounts that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, this control deficiency constitutes a material weakness. This material weakness was considered in evaluating the nature, timing, and extent of audit tests applied in our audit of the 2005 consolidated financial statements, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.

In our opinion, management’s assessment that Rural/Metro Corporation did not maintain effective internal control over financial reporting as of June 30, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control — Integrated Framework issued by the COSO. Also, in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, Rural/Metro Corporation did not maintain effective internal control over financial reporting as of June 30, 2005, based on criteria established in Internal Control — Integrated Framework issued by the COSO.

PricewaterhouseCoopers LLP

Phoenix, Arizona

September 27, 2005, except for

Note 10 which is as of

November 11, 2005

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEET

(in thousands)

	As of June 30,
	2005	2004
ASSETS
Current assets:
Cash	$17,688	$16,372
Accounts receivable, net	71,986	65,348
Inventories	12,743	11,738
Deferred tax assets	10,110	—
Prepaid expenses and other	9,449	8,512

Total current assets	121,976	101,970
Property and equipment, net	43,155	40,283
Goodwill	39,344	41,100
Deferred tax assets	75,551	—
Insurance deposits	9,037	9,244
Other assets	26,818	22,610

Total assets	$315,881	$215,207

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$14,738	$13,833
Accrued liabilities	42,507	42,202
Deferred revenue	19,429	17,541
Current portion of long-term debt	1,497	1,495

Total current liabilities	78,171	75,071
Long-term debt, net of current portion	305,478	304,057
Other liabilities	29,419	26,796

Total liabilities	413,068	405,924

Minority interest	1,456	1,509

Stockholders’ equity (deficit):
Common stock, $.01 par value, 40,000,000 shares authorized, 24,117,499 and 21,890,040 shares issued and outstanding at June 30, 2005 and 2004, respectively	241	219
Additional paid-in capital	152,305	147,075
Treasury stock	(1,239)	(1,239)
Accumulated deficit	(249,950)	(338,281)

Total stockholders’ equity (deficit)	(98,643)	(192,226)

Total liabilities, minority interest and stockholders’ equity (deficit)	$315,881	$215,207

See accompanying notes

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Years Ended June 30,
	2005	2004	2003
Net revenue	$531,084	$493,773	$452,723

Operating expenses:
Payroll and employee benefits	272,574	254,757	242,949
Provision for doubtful accounts	87,298	86,717	76,753
Depreciation and amortization	11,046	10,990	11,628
Other operating expenses	119,033	111,217	103,518
Restructuring and other	—	—	(1,421)

Total operating expenses	489,951	463,681	433,427

Operating income	41,133	30,092	19,296
Interest expense	(29,579)	(29,243)	(28,012)
Interest income	305	97	197
Loss on early extinguishment of debt	(8,170)	—	—

Income (loss) from continuing operations before income taxes and minority interest	3,689	946	(8,519)
Income tax benefit (provision)	82,817	(16)	—
Minority interest	(102)	475	(1,507)

Income (loss) from continuing operations	86,404	1,405	(10,026)
Income from discontinued operations	1,927	4,806	18,992

Net income	88,331	6,211	8,966
Less: Net income allocated to redeemable nonconvertible participating preferred stock under the two-class method	—	(1,262)	—
Less: Accretion of redeemable nonconvertible participating preferred stock	—	(6,320)	(3,604)
Add: Credit related to settlement of redeemable nonconvertible participating preferred stock with common stock	—	10,066	—

Net income applicable to common stock	$88,331	$8,695	$5,362

Income (loss) per share
Basic—
Income (loss) from continuing operations applicable to common stock	$3.81	$0.29	$(0.85)
Income from discontinued operations applicable to common stock	0.09	0.23	1.18

Net income	$3.90	$0.52	$0.33

Diluted—
Income (loss) from continuing operations applicable to common stock	$3.58	$0.06	$(0.85)
Income from discontinued operations applicable to common stock	0.08	0.22	1.18

Net income	$3.66	$0.28	$0.33

Average number of common shares outstanding—Basic	22,674	16,645	16,116

Average number of common shares outstanding—Diluted	24,105	21,817	16,116

See accompanying notes

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands, except share amounts)

	Number of Shares	Common Stock	Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance at June 30, 2002	15,650,319	$156	$138,473	$(1,239)	$(353,458)	$10,316	$(205,752)

Issuance of common stock under the Employee Stock Purchase Plan	570,801	6	336	—	—	—	342
Issuance of common stock due to options exercised under Stock Option Plans	93,471	1	64	—	—	—	65
Non-cash stock compensation expense relating to stock option modification		—	139	—	—	—	139
Accretion of redeemable preferred stock		—	(3,604)	—	—	—	(3,604)
Comprehensive loss, net of tax:
Net income		—	—	—	8,966	—	8,966
Foreign currency translation adjustments		—	—	—	—	(242)	(242)
Recognition of foreign currency translation adjustments in conjunction with the disposition of Latin American operations		—	—	—	—	(10,074)	(10,074)

Comprehensive loss							(1,350)

Balance at June 30, 2003	16,314,591	163	135,408	(1,239)	(344,492)	—	(210,160)

Issuance of common stock under the Employee Stock Purchase Plan	341,430	3	309	—	—	—	312
Issuance of common stock due to options exercised under Stock Option Plans	278,741	3	179	—	—	—	182
Issuance of common stock upon settlement of redeemable preferred stock	4,955,278	50	7,433	—	—	—	7,483
Accretion of redeemable preferred stock		—	(6,320)	—	—	—	(6,320)
Credit related to settlement of redeemable preferred stock with common shares		—	10,066	—	—	—	10,066
Comprehensive income, net of tax:
Net income		—	—	—	6,211	—	6,211

Comprehensive income							6,211

Balance at June 30, 2004	21,890,040	219	147,075	(1,239)	(338,281)	—	(192,226)

Issuance of common stock under the Employee Stock Purchase Plan	67,853	1	86	—	—	—	87
Issuance of common stock due to options exercised under Stock Option Plans	2,159,606	21	2,942	—	—	—	2,963
Tax benefit from options exercised under Stock Option Plans		—	2,202	—	—	—	2,202
Comprehensive income, net of tax:
Net income		—	—	—	88,331	—	88,331

Comprehensive income							88,331

Balance at June 30, 2005	24,117,499	$241	$152,305	$(1,239)	$(249,950)	$—	$(98,643)

See accompanying notes

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Years Ended June 30,
	2005	2004	2003
Cash flows from operating activities:
Net income	$88,331	$6,211	$8,966
Adjustments to reconcile net income to cash provided by operating activities—
Provision for doubtful accounts	88,030	91,477	85,046
Deferred income taxes	(84,155)	—	—
Depreciation and amortization	11,630	12,256	13,313
Non-cash change in insurance claim reserves	(6,725)	(722)	518
Non-cash portion of loss on early extinguishment of debt	5,668	—	—
Amortization of deferred financing costs	2,604	2,753	2,038
Accretion of 12.75% Senior Discount Notes	2,066	—	—
Loss (gain) on sale of property and equipment	454	39	(540)
Earnings (losses) of minority shareholder	102	(475)	1,507
Tax benefit from the exercise of stock options	2,202	—	—
Amortization of debt discount	17	26	26
Non-cash portion of gain on disposition of Latin American operations	—	—	(13,732)
Non-cash reversal of restructuring charge and other	—	—	(1,421)
Other	—	—	(176)
Change in assets and liabilities—
Accounts receivable	(94,668)	(96,397)	(81,589)
Inventories	(1,005)	(234)	656
Prepaid expenses and other	(3,049)	(1,001)	(476)
Insurance deposits	(5,311)	(1,307)	291
Other assets	1,510	(7,638)	(2,679)
Accounts payable	750	55	1,545
Accrued liabilities	3,597	(14,071)	(3,860)
Deferred revenue	1,888	1,227	908
Other liabilities	10,919	22,302	2,805

Net cash provided by operating activities	24,855	14,501	13,146

Cash flows from investing activities:
Capital expenditures	(12,521)	(8,646)	(9,400)
Proceeds from the sale of property and equipment	149	225	1,818

Net cash used in investing activities	(12,372)	(8,421)	(7,582)

Cash flows from financing activities:
Repayment of credit facility due December 2006	(152,555)	(1,000)	—
Repayment of 7.875% Senior Notes due March 2008	(150,000)	—	—
Borrowings under Term Loan B	135,000	—	—
Issuance of 9.875% Senior Subordinated Notes	125,000	—	—
Issuance of 12.75% Senior Discount Notes	50,209	—	—
Repayment of debt	(8,393)	(1,248)	(1,569)
Cash paid for debt issuance costs	(13,478)	(515)	(1,583)
Distributions to minority shareholders	—	—	(914)
Issuance of common stock	3,050	494	407

Net cash used in financing activities	(11,167)	(2,269)	(3,659)

Effect of currency exchange rate changes on cash	—	—	(21)

Increase in cash	1,316	3,811	1,884
Cash, beginning of year	16,372	12,561	10,677

Cash, end of year	$17,688	$16,372	$12,561

Non-cash investing activities:
Landlord funded leasehold improvements	$1,828	$—	$—

See accompanying notes

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	The Company and its Significant Accounting Policies

Nature of Business and Operations

Rural/Metro Corporation, a Delaware corporation, and its subsidiaries (collectively, the “Company”) is a leading provider of medical transportation services, which consist primarily of emergency and non-emergency medical transportation services. These medical transportation services are provided under contracts with governmental entities, hospitals, nursing homes and other healthcare facilities and organizations. The Company also provides private fire protection and related services on a subscription fee basis to residential and commercial property owners and under long-term contracts with fire districts, industrial sites and airports. These services consist primarily of fire suppression, fire prevention and first responder medical care.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and a majority-owned subsidiary which it controls. All material intercompany accounts and transactions have been eliminated. Investments in companies that represent less than 20% of the related voting stock are carried at cost.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of discounts applicable to Medicare, Medicaid and other third-party payers, the allowance for doubtful accounts, the valuation allowance for deferred tax assets, workers’ compensation and general liability claim reserves, fair values of reporting units for purposes of goodwill impairment testing and future cash flows associated with long-lived assets. Actual results could differ from these estimates.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivable. The Company places its cash with federally insured institutions and monitors the amount of credit exposure with any one institution. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers and their geographical dispersion.

Reclassifications of Financial Information

Certain financial information relating to prior years has been reclassified to conform with the current year presentation.

Net Revenue

Medical transportation and related services revenue includes emergency and non-emergency medical transportation and related services fees as well as municipal subsidies and subscription fees. Medical transportation and related services fees are recognized as services are provided and are recorded net of estimated discounts applicable to Medicare, Medicaid and other third-party payers. Such discounts applicable to continuing operations, which totaled $230.0 million, $180.2 million and $147.7 million in fiscal 2005, 2004 and 2003, respectively, are reflected as reductions to revenue in the accompanying consolidated statement of operations. Ambulance subscription fees, which are generally received in advance, are deferred and recognized on a pro rata basis over the term of the subscription agreement, which is generally one year.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue generated under fire protection service contracts is recognized over the life of the contract. Subscription fees, which are generally received in advance, are deferred and recognized on a pro rata basis over the term of the subscription agreement, which is generally one year. Additionally, the Company charges an enrollment fee for new subscribers under its fire protection service contracts. Such fees are deferred and recognized over the estimated customer relationship period of nine years. Other revenue primarily consists of dispatch, fleet, billing, training and home health care service fees, which are recognized when the services are provided.

Accounts receivable

Accounts receivable represents amounts due from customers and are recorded at the time that the Company’s medical transportation and related services are provided. Accounts receivable balances are presented net of an allowance for doubtful accounts which is based on historical collection trends, credit risk assessments applicable to certain types of payers and other relevant information. A summary of activity in the Company’s allowance for doubtful accounts during the fiscal years ended June 30, 2005, 2004 and 2003 is as follows (in thousands):

	As of June 30,
	2005	2004	2003
Balance at beginning of year	$59,430	$48,422	$37,966
Provision for doubtful accounts—continuing operations	87,298	86,717	76,753
Provision for doubtful accounts—discontinued operations	732	4,760	8,293
Write-offs of uncollectible accounts	(80,521)	(80,469)	(74,590)

Balance at end of year	$66,939	$59,430	$48,422

Inventories

Inventories, consisting primarily of medical and fleet supplies, are recorded at the lower of cost or market with cost determined on a first-in, first-out basis.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation and is depreciated over the estimated useful lives using the straight-line method. Equipment and vehicles are depreciated over three to ten years and buildings are depreciated over fifteen to thirty years. Major additions and improvements are capitalized while maintenance and repairs which do not improve or significantly extend the life of assets are expensed as incurred.

Goodwill

Goodwill represents the excess of the acquisition cost of an acquired company over the estimated fair value of assets acquired and liabilities assumed. Goodwill is evaluated for impairment annually and whenever events or circumstances make it likely that impairment may have occurred. In determining whether impairment has occurred, the Company uses discounted future cash flows. The Company performs its annual goodwill impairment test on June 30.

Impairment of Other Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable, by comparing the carrying amount of such assets to the undiscounted future cash flows associated with them. In cases where the undiscounted future cash flows are less than the related carrying amount, an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value of the assets. The fair value is determined based on the present value of future cash flows using a discount rate commensurate with the risks involved.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred Revenue

Deferred revenue is principally comprised of prepaid fire subscription fees which are recognized as income on a straight-line basis over the subscription term which is generally one year in duration. Additionally, the Company charges an enrollment fee for new subscribers under its fire protection service contracts. Such fees are deferred and recognized over the estimated customer relationship period of nine years with the current portion reported as deferred revenue and the long-term portion reported within other liabilities.

Income Taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for net operating losses, capital losses and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which realization of the related benefits is unlikely.

Stock Compensation

The Company accounts for employee stock compensation using the intrinsic value method specified by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. No compensation cost is reported in the consolidated statement of operations at the time stock options are granted as all options are issued with an exercise price equal to the market value of the underlying common stock on the date of grant.

The Company accounts for stock-based compensation arrangements with non-employees in accordance with Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” (“EITF 96-18”).

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, requires that companies that do not elect to account for stock-based compensation as prescribed by this statement disclose the pro forma effects on earnings and earnings per share as if SFAS 123 had been adopted. The following table presents the effect on net income and earnings per share as if the Company had applied the fair value recognition provisions of SFAS 123 to compensation cost:

	Years Ended June 30,
	2005	2004	2003
Net income applicable to common stock	$88,331	$8,695	$5,362
Deduct: Stock based employee compensation determined under the fair value method for all awards applicable to common stock, net of tax	(115)	(621)	(1,605)

Proforma net income applicable to common stock	$88,216	$8,074	$3,757

Income per share:
Basic—As reported	$3.90	$0.52	$0.33

Basic—Pro forma	$3.89	$0.49	$0.23

Diluted—As reported	$3.66	$0.28	$0.33

Diluted—Pro forma	$3.66	$0.26	$0.23

The effects of applying SFAS 123 for providing pro forma disclosures for fiscal years 2005, 2004 and 2003 are not likely to be representative of the effects on reported net income and diluted income per share for future years because options vest over several years and additional awards are made each year.

The Company has computed the above pro forma disclosures for its stock option plans and Employee Stock Purchase Program (“ESPP”) using the Black-Scholes option pricing model with the following weighted average assumptions:

	Years Ended June 30,
	2005	2004		2003
	Option	Option	ESPP	Option	ESPP
Risk-free interest rate	3.79%	1.95%	1.18%	1.61%	1.38%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%
Expected lives in years	3.68	1.20	0.5	1.21	0.5
Expected volatility	145.51%	137.53%	100.00%	143.51%	100.00%

The following table presents the estimated amount of the total value of options granted and the ESPP share discount. These amounts would have been amortized on the straight-line basis over the vesting period (in thousands):

	Option	ESPP
For the year ended June 30, 2005	$79	$—
For the year ended June 30, 2004	13	96
For the year ended June 30, 2003	2,554	102

In December 2004, the Financial Accounting Standards Board issued SFAS Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). The revised standard addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for either equity instruments

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of the company or liabilities that are based on the fair market value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with APB 25. Instead, companies will be required to account for such transactions using the fair-value method and to record that cost as compensation expense over the period during which the employee is required to perform the service in exchange for the award (generally over the vesting period of the award). The pro-forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company will adopt SFAS 123(R) on July 1, 2005 using the modified prospective method and does not expect the adoption of this Statement to have a material impact on its financial condition or results of operations.

(2)	Liquidity

In March 2005, the Company completed a debt refinancing transaction which is further described in Note 9. The Company’s ability to service its long-term debt, to remain in compliance with the various restrictions and covenants contained in its debt agreements and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, future operating performance as well as general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control.

If the Company fails to generate sufficient cash flow from operating activities, it may need to borrow additional funds or issue additional debt or equity securities to achieve its longer-term business objectives. There can be no assurance that the Company can borrow such funds or issue such debt or equity securities or, if it can, that it can do so at rates or prices acceptable to the Company. Management believes that cash flow from operating activities coupled with existing cash balances and amounts available under the Company’s revolving credit facility will be adequate to fund the Company’s operating and capital needs as well as enable it to maintain compliance with its various debt agreements through June 30, 2006. To the extent that actual results or events differ from the Company’s financial projections or business plans, its liquidity may be adversely impacted.

(3)	Property and Equipment

Property and equipment consists of the following (in thousands):

	As of June 30,
	2005	2004
Equipment	$55,511	$56,821
Vehicles	78,324	76,805
Land and buildings	17,084	16,684
Leasehold improvements	8,067	6,457

	158,986	156,767
Less: Accumulated depreciation	(115,831)	(116,484)

	$43,155	$40,283

During fiscal 2005, the Company capitalized $1.8 million in non-cash, landlord-funded leasehold improvements relating to its corporate headquarters in Scottsdale, Arizona.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(4)	Goodwill

The following table presents changes in the carrying amount of goodwill during fiscal 2005, 2004 and 2003 (in thousands):

	Segment A	Segment B	Segment C	Segment D	Other - Latin America	Total
Balance at June 30, 2002	$12,823	$1,644	$26,541	$159	$77	$41,244
Disposition of Latin American operations	—	—	—	—	(77)	(77)

Balance at June 30, 2003	12,823	1,644	26,541	159	—	41,167
Impairment write-down	—	—	(67)	—	—	(67)

Balance at June 30, 2004	12,823	1,644	26,474	159	—	41,100
Sale of business	—	—	(250)	—	—	(250)
Release of deferred tax valuation allowance	(355)	—	(1,151)	—	—	(1,506)

Balance at June 30, 2005	$12,468	$1,644	$25,073	$159	$—	$39,344

During fiscal 2004, the Company entered into an agreement to sell one of the businesses included in Segment C. In connection with this sale, the Company performed a related goodwill impairment test and recorded an impairment write-down of $0.1 million. The sale was completed in fiscal 2005 at which time the remaining goodwill of $0.3 million was written-off.

During fiscal 2005, the Company recorded goodwill reductions totaling $1.5 million as a result of the release of deferred tax asset valuation allowances attributable to acquired net operating loss carryforwards. The related valuation allowances had been established at the time of acquisition.

(5)	Other Assets

Other assets consist of the following (in thousands):

	As of June 30,
	2005	2004
Debt issuance costs (see Note 9)	$12,660	$7,375
Accounts receivable from insurers (see Note 8)	8,874	9,966
Retention bonus	1,404	1,393
Intangible assets, net	1,416	425
Deposits	2,071	2,920
Other	393	531

Total other assets	$26,818	$22,610

Intangible assets primarily consist of non-compete agreements. The changes in the carrying amount of intangible assets are as follows (in thousands):

	2005	2004	2003
Balance at beginning of year	$425	$1,462	600
Additions	1,500	—	1,065
Impairment write-offs	(346)	(799)	—
Amortization	(163)	(238)	(203)

Balance at end of year	$1,416	$425	$1,462

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2005, the Company capitalized $1.5 million related to a non-compete agreement with its Chief Executive Officer (“CEO”) which is being amortized to payroll and employee benefits on a straight-line basis over the seven year term of the agreement. Additionally, the Company wrote-off $0.3 million related to a non-compete agreement with a former executive upon resolution of a contractual dispute during fiscal 2005. Such amount is included in depreciation and amortization expense in the consolidated statement of operations.

During fiscal 2004, the Company wrote off the remaining balance of a non-compete agreement in the amount of $0.4 million associated with one of its discontinued medical transportation and related service areas. Additionally, the Company wrote off the remaining balance of a non-compete agreement for one of its medical transportation and related service areas in the amount of $0.4 million upon the death of a related individual. This amount is included in depreciation and amortization expense in the consolidated statement of operations.

The following table shows the expected amortization of intangible assets for each of the fiscal years ending June 30 (in thousands):

2006	$218
2007	218
2008	216
2009	215
2010	215
Thereafter	334

$1,416

Effective January 1, 2004, the Company entered into an employment agreement with its CEO, which was amended effective January 1, 2005, which expires in December 2010. Under the terms of this agreement, the CEO was paid a retention bonus of $1.5 million which is subject to repayment should the Company terminate his employment without cause or should the CEO terminate his employment without good reason. The unamortized balance at June 30, 2005 was $1.4 million and is being amortized ratably over the term of the agreement.

(6)	Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

	As of June 30,
	2005	2004
Accrued employee benefits	$12,261	$10,547
Accrued payroll and taxes	11,206	11,890
General liability claim reserves (see Note 8)	4,545	6,367
Accrued interest	5,743	5,270
Worker’s compensation claim reserves (see Note 8)	4,042	2,388
Other	4,710	5,740

Total accrued liabilities	$42,507	$42,202

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(7)	Other Liabilities

Other liabilities consist of the following (in thousands):

	As of June 30,
	2005	2004
General liability claim reserves (see Note 8)	$17,061	$19,034
Workers’ compensation claim reserves (see Note 8)	8,710	6,003
Deferred revenue	1,266	1,109
Deferred rent	1,732	—
Deferred income taxes	650	650

Total other liabilities	$29,419	$26,796

During fiscal 2005, the Company capitalized $1.8 million in non-cash, landlord-funded leasehold improvements relating to its corporate headquarters in Scottsdale, Arizona with an offsetting amount in deferred rent which is being recognized over the term of the related lease. Such amount totaled $1.7 million at June 30, 2005.

(8)	General Liability and Workers’ Compensation Programs

Many of the Company’s operational contracts, as well as laws in certain of the areas where the Company operates, require that specified amounts of insurance coverage be maintained. Additionally, in the ordinary course of business, the Company is subject to accident, injury and professional liability claims as a result of the nature of its business and the day-to-day operation of its vehicle fleet. In order to minimize the risk of exposure, and to comply with such legal and contractual requirements, the Company carries a broad range of insurance policies, including comprehensive general liability, automobile, property damage, professional, workers’ compensation and other lines of coverage. The Company typically renews each of these policies annually and purchases limits of coverage at levels management believes are appropriate, taking into account historical and projected claim trends, reasonable protection of Company assets and operations and the economic conditions in the insurance market. Depending upon the specific line of coverage, the total limits of insurance maintained may be achieved through a combination of primary policies, excess policies and self-insurance.

The Company retains certain levels of exposure with respect to its general liability and workers’ compensation programs and purchases coverage from third party insurers for exposures in excess of those levels. In addition to expensing premiums and other costs relating to excess coverage, the Company establishes reserves for claims, both reported and incurred but not reported, on a gross basis using currently available information as well as its historical claims experience. The Company also recognizes a receivable from its insurers for amounts expected to be recovered in excess of its retention. The Company regularly evaluates the financial capacity of its insurers to assess the recoverability of the related receivables.

The Company engages third-party administrators (“TPAs”) to manage claims resulting from its general liability and workers’ compensation programs. The TPAs establish initial loss reserve estimates at the time a claim is reported and then monitor the development of the claim over time to confirm that such estimates continue to be appropriate. Management periodically reviews the claim reserves established by the TPAs and engages independent actuaries to assist with the evaluation of the adequacy of its reserves on an annual basis. The Company adjusts its claim reserves with an associated charge or credit to expense as new information on the underlying claims is obtained.

In prior years, certain insurers required the Company to deposit cash into designated loss funds in order to fund claim payments within the Company’s retention limits. The Company also has deposits related to its workers’

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

compensation policy for the policy year ended April 30, 2005 as discussed below. Total cash deposits relating to the Company’s insurance programs totaled $11.1 million and $9.2 at June 30, 2005 and 2004, respectively. At June 30, 2005, the Company had outstanding letters of credit in support of its various insurance policies totaling $32.8 million.

General Liability

A summary of activity in the Company’s general liability claim reserves, the current portion of which is included in accrued liabilities and the long-term portion of which is included in other liabilities on the consolidated balance sheet, is as follows (in thousands):

	Gross Claim Reserves	Accounts Receivable From Insurers	Net Claim Reserves
Balance June 30, 2002	$15,433	$—	$15,433
Provision charged to other operating expense	4,506	—	4,506
Claim payments charged against the reserve	(6,004)	—	(6,004)
Increase in estimated recoverable claims	2,101	2,101	—

Balance June 30, 2003	16,036	2,101	13,935
Provision charged to other operating expense	7,020	—	7,020
Claim payments charged against the reserve	(5,219)	—	(5,219)
Increase in estimated recoverable claims	7,564	7,564	—

Balance June 30, 2004	25,401	9,665	15,736
Provision charged to other operating expense	3,553	—	3,553
Claim payments charged against the reserve	(5,334)	—	(5,334)
Decrease in estimated recoverable claims	(2,014)	(2,014)	—

Balance June 30, 2005	$21,606	$7,651	$13,955

Over the past two years the Company has worked diligently to close insurance-related claims as soon as possible. The Company has also worked to minimize future insurance-related losses through proactive risk management and workplace safety initiatives, including the implementation of drive cam technology in the ambulance fleet. The progress towards these initiatives has given rise to favorable historical claims experience, which, in part, resulted in a reduction in the Company’s reserves by $3.4 million and $0.7 million as of June 30, 2005 and 2004, respectively, with a related reduction in other operating expenses.

The Company’s general liability policies corresponding with fiscal years 2001 and 2002 were issued by Legion Insurance Company (“Legion”). Legion’s obligations under such policies were reinsured by Transatlantic Reinsurance Company (“Transatlantic”), an unrelated insurance carrier that was identified and approved by the Company. At the time the coverage was purchased, Legion was an “A” rated insurance carrier while the reinsurer was an A++ rated carrier. Under these policies, Legion’s obligation (as well as that of Transatlantic) to pay covered losses commenced once the Company satisfied its aggregate retention limits for the respective policy years. As of June 30, 2003, the Company had met its aggregate retention limit with respect to the policies corresponding to fiscal 2001 and anticipated that it would meet its aggregate retention limit for the policies corresponding to fiscal 2002. Pursuant to these policies, Legion (and Transatlantic) is obligated to fund all claim-related payments in excess of the Company’s retention limits.

On July 25, 2003, the Pennsylvania Insurance Department (the “Department”) placed Legion into liquidation. The Department is conducting the liquidation process, subject to judicial review by the Commonwealth Court of

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Pennsylvania (the “Court”). On May 19, 2004, the Department, on behalf of Legion, Transatlantic, and the Company executed an Assumption Reinsurance and Substitution Agreement (the “Agreement”), whereby Transatlantic agreed to assume Legion’s obligations on the policies and be substituted as the primary insurance carrier on such policies. The Court approved the Agreement on May 26, 2004. As a result of the Agreement, Transatlantic will pay 70% of all claims and the Company will pay the remaining 30%. The Company’s portion of this liability, which has been based on an actuarial calculation, has been included in the reserve for general liability claims as of June 30, 2005 and 2004.

Workers’ Compensation

A summary of activity in the Company’s workers’ compensation claim reserves, the current portion of which is included in accrued liabilities and the long-term portion of which is included in other liabilities on the consolidated balance sheet, is as follows (in thousands):

	Gross Claim Reserves	Accounts Receivable From Insurers	Net Claim Reserves
Balance June 30, 2002	$15,924	$—	$15,924
Claim payments charged against the reserve	(4,669)	—	(4,669)
Increase in estimated recoverable claims	704	704	—

Balance June 30, 2003	11,959	704	11,255
Claim payments charged against the reserve	(3,165)	—	(3,165)
Decrease in estimated recoverable claims	(403)	(403)	—

Balance June 30, 2004	8,391	301	8,090
Provision charged to payroll and employee benefits	1,415	—	1,415
Increase in deposits	7,630	—	7,630
Retrospective-rated policy refunds	(2,134)	939	(3,073)
Claim payments charged against the reserve	(2,533)	—	(2,533)
Decrease in estimated recoverable claims	(17)	(17)	—

Balance June 30, 2005	$12,752	$1,223	$11,529

For annual policy years prior to May 1, 2002 and subsequent to May 1, 2005, the Company’s workers compensation policies include a deductible obligation with no annual aggregate limit. Loss provisions relating to reported claims as well as for claims incurred but not reported applicable to these policy years are based on currently available information as well as the Company’s historical claims experience. Amounts receivable from insurers for losses in excess of the Company’s deductible obligation are also recorded.

In each of the annual policy years ended April 30, 2003, 2004 and 2005, the Company purchased workers compensation coverage under retrospectively rated policies whereby the related premiums are subject to adjustment at certain intervals based on subsequent review of actual losses incurred as well as payroll amounts. The Company determined that the policies for the policy years ended April 30, 2003 and 2004 effectively transferred the risk of loss to the insurer. As a result, the cost applicable to those policy years consisted entirely of the related premium expense. During fiscal 2005, a payroll audit applicable to the policy year ended April 30, 2004 was completed and resulted in additional premiums and related workers compensation expense of $0.2 million. Additionally, during fiscal 2004, a premium refund in the amount of $1.2 million applicable to the policy year ended April 30, 2003 was received and was recognized as a reduction of workers compensation expense. Finally, during fiscal 2005, the Company recognized estimated premium refunds totaling $0.9 million relating to these policy years based upon an updated loss assessment prepared by the Company’s independent actuaries.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

With respect to its workers compensation policy for the policy year ended April 30, 2005, the Company determined that the risk of loss was not effectively transferred to the insurer. As a result, the Company recorded amounts paid to the insurer during the policy period as either loss fund deposits or insurance expense. Additionally, the Company recorded loss provisions for claims expected to be incurred during the policy period.

Reliance

During fiscal years 1992 through 2001, the Company purchased certain portions of its workers’ compensation coverage from Reliance Insurance Company (“Reliance”). At the time the Company purchased such coverage, Reliance was an “A” rated insurance company. In connection with this coverage, the Company provided Reliance with various amounts and forms of collateral to secure its performance under the respective policies as was customary at the time.

On October 3, 2003, the Department placed Reliance into liquidation. Under a recently enacted Pennsylvania law (Act 46 of 2004, or “Act 46”), it is the Company’s understanding that cash on deposit with Reliance will be returned to the Company on or before the date that all related claims have been satisfied, so long as the Company has met its claim payment obligations within its retention limits under the related policies. Under Act 46, the Company’s cash cannot be used by the Reliance estate as a general asset but must be used in connection with the Company’s claims. Based on the information currently available, the Company believes the cash on deposit with Reliance is fully recoverable and will either be returned to the Company or used by the liquidator, with the Company’s prior consent, to pay claims on its behalf. In the event the Company is unable to access the funds on deposit with Reliance or the Reliance liquidator refuses to refund such deposits, such deposits may become impaired. Additionally, Reliance’s liquidation could put the Company’s workers’ compensation insurance coverage at risk for the related policy years; however, based upon information currently available, the Company believes that either Reliance or the applicable state guaranty funds will continue to pay claims. To the extent that such losses are not covered by either Reliance or the applicable state guaranty funds, the Company may be required to fund the related workers’ compensation claims for the applicable policy years.

On December 8, 2004, Reliance released collateral totaling $4.3 million which included a surety bond in the amount of $2.6 million and cash of $1.7 million. The surety bond was collateralized by a $1.5 million letter of credit and cash of $0.6 million, while the remaining balance was unsecured. In connection with the surety bond release, the related letter of credit and cash collateral were returned to the Company. Additionally, on December 10, 2004, Reliance returned $1.7 million of cash to the Company.

As of June 30, 2005 and 2004, the Company had $1.3 million and $3.0 million, respectively, of cash on deposit with Reliance, which is included in insurance deposits on the balance sheet. The Company also had deposits in the form of letters of credit with Reliance totaling $3.8 million as of June 30, 2005, which mature in March 2006.

Legion

During fiscal 2002, the Company purchased certain portions of its workers’ compensation coverage from Legion. Legion required assurances that the Company would be able to fund its related retention obligations, which were estimated by Legion to approximate $6.2 million. The Company provided this assurance by purchasing a deductible reimbursement policy from Mutual Indemnity (Bermuda), Ltd. (“Mutual Indemnity”), a Legion affiliate. That policy required the Company to deposit $6.2 million with Mutual Indemnity and required Mutual Indemnity to utilize such funds to satisfy the Company’s retention obligations under the Legion policy. The Company funded these deposits on a monthly basis during the policy term. As of June 30, 2005 and 2004, the Company had net deposits with respect to this coverage totaling $2.2 million and $3.0 million, respectively, which are included in insurance deposits.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As mentioned previously, the Department placed Legion into liquidation on July 25, 2003. In January 2003, the Court ordered the Legion liquidator and Mutual Indemnity to establish segregated trust accounts to be funded by cash deposits held by Mutual Indemnity for the benefit of individual insureds such as the Company. It is the Company’s understanding that the Legion liquidator and Mutual Indemnity continue to negotiate the legal framework for the form and administration of these trust accounts and that no final agreement has yet been reached. Under Act 46 the Legion liquidator is required to first utilize the cash deposits available with Mutual Indemnity before attempting to collect any amounts from the Company. Based on the information currently available, the Company believes that the amounts on deposit with Mutual Indemnity are fully recoverable and will either be returned to the Company or used to pay claims on its behalf. In the event that the Company or the Legion liquidator are unable to access the funds on deposit with Mutual Indemnity, the Company may be required to fund the related workers’ compensation claims for the applicable policy years, to the extent that such losses are not covered by the applicable state guaranty funds. In fiscal 2003 and 2004, the Legion liquidator ordered the Company’s TPA to forward all workers’ compensation claims related to fiscal year 2002 to the state guarantee funds whom will be administering these claims. The Company has reserves in the amount of $2.3 million and $3.6 million as of June 30, 2005 and 2004, respectively, relating to these claims as well as the deposits noted above. Since these claims are not in the Company’s control, it may not be able to obtain current information as to the settlement of these claims and to the use of their deposits to satisfy these claims.

(9)	Long-Term Debt

On March 4, 2005, the Company completed a refinancing transaction whereby its newly formed wholly owned subsidiary, Rural/Metro Operating Company, LLC (“Rural/Metro LLC”), entered into new senior secured credit facilities (collectively, the “2005 Credit Facility”) in an aggregate amount of up to $190.0 million, comprised of a $135.0 million Term Loan B facility due March 2011 (the “Term Loan B”), a $20.0 million revolving credit facility due March 2010 (the “Revolving Credit Facility”) and a $35.0 million prefunded letter of credit facility (the “Letter of Credit Facility”). Indebtedness under the 2005 Credit Facility is guaranteed by the Company and each of Rural/Metro LLC’s current and future direct and indirect subsidiaries (the “LLC Guarantors”) and is secured by a lien on substantially all of Rural/Metro LLC’s and the LLC Guarantors’ current and future property, including all equity interests in Rural/Metro LLC and its current subsidiaries. In addition, Rural/Metro LLC and its newly formed wholly owned subsidiary, Rural/Metro (Delaware) Inc. (“Rural/Metro Inc.”) issued $125.0 million aggregate principal amount 9.875% senior subordinated notes due 2015 (the “Senior Subordinated Notes”) and Rural/Metro Corporation issued $93.5 million aggregate principal amount at maturity (gross proceeds of $50.2 million) of 12.75% senior discount notes due 2016 (the “Senior Discount Notes”). The Senior Subordinated Notes and the Senior Discount Notes were sold in private placement transactions and have not been registered under the Securities Act of 1933, as amended.

Due to certain covenant restrictions contained in the Company’s 7.875% Senior Notes due 2008 (“Senior Notes”), the Company could not effectively refinance its prior senior credit facility without refinancing the Senior Notes. Therefore, the Company used the borrowings under the 2005 Credit Facility and the net proceeds from the offerings of the Senior Subordinated Notes and the Senior Discount Notes, together with $13.3 million of cash on hand, to finance a tender offer for and consent solicitation relating to the Company’s Senior Notes for which it received tenders and related consents from holders of 92% of the Senior Notes. In addition, the Company used such funds to redeem any Senior Notes not acquired in the tender offer, to repay amounts outstanding under the Company’s prior senior credit facility and to pay certain fees and expenses related to the refinancing transaction.

In connection with these refinancing activities, the Company recorded an $8.2 million loss on early debt extinguishment in March 2005. These costs included non-cash charges of $5.6 million related to the write-off of

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

debt issuance costs associated with the retired debt and $0.1 million related to unamortized discounts as well as cash redemption premiums of $2.5 million.

The following is a summary of the Company’s outstanding long-term debt (in thousands):

	As of June 30,
	2005	2004
Senior Secured Term Loan B due March 2011	$128,000	$—
9.875% Senior Subordinated Notes due March 2015	125,000	—
12.75% Senior Discount Notes due March 2016	52,275	—
Revolving Credit Facility, undrawn	—	—
Credit Facility due December 2006	—	152,555
7.875% Senior Notes due March 2008	—	149,904
Other obligations, at varying rates from 6.0% to 12.75%, due through 2013	1,700	3,093

Long-term debt	306,975	305,552
Less: Current maturities	(1,497)	(1,495)

Long-term debt, net of current maturities	$305,478	$304,057

2005 Credit Facility

In March 2005, Rural/Metro LLC entered into the 2005 Credit Facility, which provides for a $135.0 million Term Loan B facility maturing in 2011, a $35.0 million Letter of Credit Facility maturing in 2011 and a $20.0 million Revolving Credit Facility maturing in 2010, each of which is described below.

Term Loan B

The Term Loan B bears interest at LIBOR plus 2.50% per annum or, at Rural/Metro LLC’s option, the Alternate Base Rate (ABR), as defined in the 2005 Credit Facility, plus 1.50% per annum. In the case of the LIBOR option, whereby the contract period is equal to one, two, three or six months from the date of initial borrowing at Rural/Metro LLC’s option, interest on the Term Loan B is payable on the last day of each contract period, subject to a maximum payment term of three months. Interest is payable at the end of each quarter in the case of the ABR option. As of June 30, 2005, Rural/Metro Inc. had chosen the LIBOR option for a contract period of six months for $123.0 million of the outstanding debt balance and is accruing interest at 6.04% per annum. The remaining $5.0 million outstanding debt balance bears interest at 5.84% for a three-month period.

The Term Loan B requires an annual principal payment of 1.0% of the original loan amount, payable quarterly beginning on September 30, 2005. In May 2005, Rural/Metro LLC made an unscheduled principal payment of $7.0 million on Term Loan B, thus reducing the outstanding balance to $128.0 million as of June 30, 2005. At Rural/Metro LLC’s option, the entire amount was applied to the 1.0% annual principal payment obligation pertaining to Term Loan B, therefore, no principal payment is required on Term Loan B until September 30, 2010. Additional annual principal payments equal to 75% of the fiscal year-end Excess Cash Flow, as defined in the 2005 Credit Facility, are due on September 30th of each year with the first remeasurement period at June 30, 2006. Rural/Metro LLC capitalized $4.6 million of expenses associated with the Term Loan B and is amortizing these costs to interest expense over the term of the agreement. At the time of the $7.0 million unscheduled principal payment, $0.2 million in deferred financing costs were written-off. Unamortized deferred financing costs related to Term Loan B were $4.1 million at June 30, 2005.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revolving Credit Facility

The Revolving Credit Facility includes a letter of credit sub-line whereby $10.0 million of the $20.0 million total facility can be utilized to issue letters of credit. The Revolving Credit Facility bears interest at LIBOR plus 3.25% per annum or, at Rural/Metro LLC’s option, the ABR plus 2.25% per annum on all amounts drawn against the line. In the case of the LIBOR option, whereby the contract period is equal to one, two, three or six months from the date of initial borrowing at Rural/Metro LLC’s option, interest on the Revolving Credit Facility is payable on the last day of each contract period, subject to a maximum payment term of three months. Interest is payable at the end of each quarter in the case of the ABR option. A commitment fee of 0.50% is payable on the total undrawn revolving commitment, plus a fronting fee of 0.25% on any letter of credit issued under the sub-line, payable at the end of each quarter. Principal payments prior to maturity are not required. Expenses associated with the Revolving Credit Facility of $0.7 million were capitalized and are being amortized to interest expense over the term of the agreement. Unamortized deferred financing costs related to the Revolving Credit Facility were $0.6 million at June 30, 2005. There were no amounts outstanding under the Revolving Credit Facility at June 30, 2005.

Letter of Credit Facility

The Letter of Credit Facility is available primarily to support and/or replace existing and future insurance deductible arrangements of the Company, Rural/Metro LLC and the LLC Guarantors. The Letter of Credit Facility can be increased from $35.0 million to a maximum of $45.0 million. The Letter of Credit Facility bears a participation fee of 2.50% plus an administrative fee of 0.15% for a total of 2.65% per annum on the total facility payable quarterly. In addition, Rural/Metro LLC will pay a fronting fee of 0.125% per annum on issued letters of credit payable quarterly. Rural/Metro LLC capitalized expenses associated with the Letter of Credit Facility of $1.2 million and is amortizing these costs to interest expense over the term of the agreement. Unamortized deferred financing costs related to the Letter of Credit Facility were $1.1 million at June 30, 2005. At June 30, 2005, $32.1 million of the available Letter of Credit Facility balance was utilized primarily in support of insurance deductible arrangements.

Other Terms

The 2005 Credit Facility allows Rural/Metro LLC to prepay loans at its option at any time without premium or penalty except breakage costs as defined in the 2005 Credit Facility. In addition to the repayment terms as discussed above, (a) 100% of the net proceeds from the issuance of certain new debt, the issuance of certain preferred stock and the sale of certain assets, and (b) 50% of the net proceeds received from the issuance of new equity shall be applied first to amounts outstanding under the Term Loan B, second to amounts outstanding under the Revolving Credit Facility and third to amounts outstanding under the Letter of Credit Facility within 5 business days of receipt of such funds.

The 2005 Credit Facility requires Rural/Metro LLC and its subsidiaries to meet certain financial tests, including a minimum interest coverage ratio, a maximum total leverage ratio and a minimum fixed charge coverage ratio. The 2005 Credit Facility also contains covenants which among other things limit the incurrence of additional indebtedness, dividends, transactions with affiliates, asset sales, acquisitions, mergers, prepayments of other indebtedness, liens and encumbrances, capital expenditures, business activities limitations on the Company, as a holding company, and other matters customarily restricted in such agreements. Rural/Metro LLC and its subsidiaries were in compliance with these covenants as of June 30, 2005.

Effective June 30, 2005, the Company executed an amendment to the 2005 Credit Facility whereby the definition of the term “Fixed Charges” was modified to exclude unscheduled principal payments. Additionally, the limitation on capital expenditures for fiscal year 2005 was increased from $12.25 million to $13.25 million.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9.875% Senior Subordinated Notes

In March 2005, the Company’s two newly formed wholly owned subsidiaries, Rural/Metro LLC and Rural/Metro Inc. (collectively referred to as the “Senior Subordinated Notes Issuers”), completed the private placement of the Senior Subordinated Notes. Interest on the Senior Subordinated Notes is payable semi-annually on September 15 and March 15.

The Senior Subordinated Notes are unsecured senior subordinated obligations of the Senior Subordinated Notes Issuers. They rank junior in right of payment to all of the Senior Subordinated Notes Issuers’ existing and future senior indebtedness, including the 2005 Credit Facility, rank pari passu in right of payment with any of the Senior Subordinated Notes Issuers’ future senior subordinated debt and rank senior in right of payment to any of the Senior Subordinated Notes Issuers’ future subordinated debt. Rural/Metro Corporation and substantially all of the subsidiaries of Rural/Metro LLC, other than Rural/Metro Inc., have guaranteed the Senior Subordinated Notes (the “Senior Subordinated Notes Guarantors”). These guarantees are unsecured and will be subordinated to all existing and future senior obligations of the Senior Subordinated Notes Guarantors, including their guarantees of the 2005 Credit Facility.

At any time prior to March 15, 2008, the Senior Subordinated Notes Issuers may redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes with the net proceeds from certain equity offerings, subject to application of the first 50% of any proceeds to the 2005 Credit Facility, at a redemption price of 109.875% of the principal amount of the Senior Subordinated Notes to be redeemed. At any time prior to March 15, 2010, the Senior Subordinated Notes Issuers may redeem all or a portion of the Senior Subordinated Notes at a price equal to 100% of the principal amount of the Senior Subordinated Notes, plus a make-whole premium. After March 15, 2010, the Senior Subordinated Notes Issuers may redeem all or part of the Senior Subordinated Notes at various redemption prices given the date of redemption as set forth in the indenture governing the Senior Subordinated Notes. If the Company experiences a change of control, the Senior Subordinated Notes Issuers may be required to offer to purchase the Senior Subordinated Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

Costs related to this issuance totaling $5.0 million were capitalized and are being amortized to interest expense over the term of the Senior Subordinated Notes. Unamortized deferred financing costs related to the Senior Subordinated Notes were $4.8 million at June 30, 2005.

12.75% Senior Discount Notes

In March 2005, Rural/Metro Corporation completed a private placement of the Senior Discount Notes and received gross proceeds of $50.2 million. While interest will accrue prior to March 15, 2010, cash interest payments will not be due until September 15, 2010. The Senior Discount Notes had an initial accreted value of $536.99 per $1,000 principal amount at maturity. The accreted value will increase from the date of issuance until March 15, 2010 at a rate of 12.75% per annum compounded semiannually such that the accreted value will equal the principal amount at maturity of each Senior Discount Note on that date. The accreted value of the Senior Discount Notes was $52.3 million at June 30, 2005.

The Senior Discount Notes are unsecured senior obligations of Rural/Metro Corporation and will rank equally in right of payment with all its existing and future unsecured senior obligations and senior to its subordinated indebtedness. The Senior Discount Notes will be subordinated to the Company’s existing and future secured indebtedness, including its guarantee of the 2005 Credit Facility, to the extent of the assets securing that indebtedness. The Senior Discount Notes are not guaranteed by any of Rural/Metro Corporation’s subsidiaries and are subordinated to all obligations of Rural/Metro Corporation’s subsidiaries, including the Senior Subordinated Notes, the 2005 Credit Facility and the guarantees of the LLC Guarantors.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At any time prior to March 15, 2008, Rural/Metro Corporation may redeem up to 35% of the Senior Discount Notes with the proceeds from certain equity offerings, subject to application of the first 50% of any proceeds to the 2005 Credit Facility, at a redemption price of 112.75% of the accreted value of the Senior Discount Notes to be redeemed. Prior to March 15, 2010, Rural/Metro Corporation may redeem all or a portion of the Senior Discount Notes at a price equal to 100% of the accreted value of the Senior Discount Notes, plus a make-whole premium. After March 15, 2010, Rural/Metro Corporation may redeem all or part of the Senior Discount Notes at various redemption prices given the date of redemption as set forth in the indenture governing the Senior Discount Notes. If Rural/Metro Corporation experiences a change of control, it may be required to offer to purchase the Senior Discount Notes at a purchase price equal to 101% of their accreted value, plus accrued and unpaid interest.

The Company capitalized costs totaling $2.0 million related to this issuance and is amortizing these costs to interest expense over the term of the Senior Discount Notes. Unamortized deferred financing costs related to the Senior Discount Notes were $2.0 million at June 30, 2005.

Other Terms

Rural Metro Corporation, the Senior Subordinated Note Issuers and the Senior Subordinated Notes Guarantors (collectively referred to as the “Issuers”) have agreed to file a registration statement with respect to offers to exchange the Senior Subordinated Notes and the Senior Discount Notes for new issues of same-class notes registered under the Securities Act within 240 days following the issue date of these notes, and have agreed to use their reasonable best efforts to cause the registration statement to become effective on or prior to 300 days following the issue date of the notes. If the Issuers fail to comply with these requirements, they may be required to pay additional interest at a rate of 0.25% per annum, with that rate increasing by 0.25% per annum every quarter, not to exceed 1.00% per annum until the default is cured.

The Senior Subordinated Notes and the Senior Discount Notes contain certain covenants that, among other things, limit the Company’s and its subsidiaries’ ability to incur additional debt, pay dividends on our capital stock or repurchase our capital stock, make certain investments, enter into certain types of transactions with affiliates, use assets as security in other transactions, sell certain assets or merge with or into other companies, purchase fixed assets and prepay certain other indebtedness. The Company was in compliance with these covenants as of June 30, 2005.

Credit Facility Due December 2006

In March 1998, the Company entered into a $200 million revolving credit facility that was originally scheduled to mature on March 16, 2003. The credit facility was unsecured and was unconditionally guaranteed on a joint and several basis by substantially all of the Company’s domestic, wholly-owned current and future subsidiaries. Interest rates and availability under the credit facility depended on the Company meeting certain financial covenants.

As a result of various financial and reporting covenant violations in December 1999, June 30, 2002 and March 15, 2003, the Company entered into the 2002 Amended Credit Facility and the 2003 Amended Credit Facility. The 2002 and 2003 Amended Credit Facilities, among other things, permanently waived all prior covenant violations, extended the maturity date to December 2006, increased the interest rate to LIBOR +7%, and required the Company to make unscheduled principal payments totaling $5.2 million.

In connection with the 2002 Amended Credit Facility, the Company paid lenders an amendment fee of $1.2 million as well as issued 211,549 of its Series B Shares. In connection with the 2003 Amended Credit Facility,

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Company paid certain of the lenders amendment fees of $0.5 million and issued certain of the lenders 283,979 of its Series C Shares.

Unamortized debt issue costs related to the amendments as discussed above, which are included in other assets in the consolidated balance sheets, totaled $5.3 million as of June 30, 2004.

On June 30, 2004, the Company settled the Series B Shares and Series C Shares by the issuance of 2,115,490 and 2,839,788 common shares, respectively. See further discussion on the Series B Shares and Series C Shares in Note 11.

7 7/8% Senior Notes Due 2008

In March 1998, the Company issued $150.0 million if its 7 7/8% Senior Notes due 2008. Interest under the 7 7/8% Senior Notes was payable semi-annually on September 15 and March 15. The 7 7/8% Senior Notes were general unsecured obligations of the Company and were fully and unconditionally guaranteed on a joint and several basis by substantially all of its domestic wholly-owned current and future subsidiaries. The 7 7/8% Senior Notes contained certain covenants that, among other things, limited the Company’s ability to incur certain indebtedness, sell assets, or enter into certain mergers or consolidations. Unamortized debt issue costs, which are included in other assets in the consolidated balance sheets, totaled $2.0 million as of June 30, 2004

Debt Maturities

Aggregate annual maturities on long-term debt as of June 30, 2005 for each of the fiscal years ending June 30 are as follows (in thousands):

2006	$1,497
2007	37
2008	40
2009	42
2010	26
Thereafter	346,558

Gross principal	348,200
Less: Senior discount note accretion	(41,225)

Total debt at June 30, 2005	$306,975

The Company recorded interest expense of $29.6 million, $29.2 million and $28.0 million and paid interest of approximately $24.4 million, $28.3 million and $25.4 million in the years ended June 30, 2005, 2004 and 2003, respectively.

At June 30, 2005, the Company had outstanding letters of credit which mature during the next twelve months totaling $33.2 million, of which $32.8 million support general liability and workers’ compensation insurance programs.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(10) Condensed Consolidating Financial Information

Restatement

Subsequent to filing the Current Report on Form 8-K on October 28, 2005 (the “Original Form 8-K”), management determined that certain guarantor subsidiaries were incorrectly classified as non-guarantor subsidiaries in the condensed consolidating financial information. Additionally, management determined that the equity in earnings of certain subsidiaries was not properly reflected in the condensed consolidating financial information relating to Rural/Metro Corporation, as the parent company, or Rural/Metro Operating Company, LLC (“Rural/Metro LLC”), a wholly-owned subsidiary of the Company. While these errors impacted the condensed consolidating financial information included in Note 10 to the Consolidated Financial Statements contained in the Original Form 8-K, there was no impact on the amounts reported for the Company on a consolidated basis.

As a result of these errors, management has determined that the Company’s condensed consolidating financial information must be restated. A comparison of the amounts reported in the Original Form 8-K to the restated amounts included in this Form 8-K/A, by major financial statement caption, is provided below.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Parent		Rural/Metro LLC		Senior Subordinated Notes Guarantors		Non-Guarantors		Eliminations		Rural/Metro LLC - Consolidated		Eliminations
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
At June 30, 2005
Total current assets	$—	$—	$67	$67	$114,420	$115,056	$7,489	$6,853	$—	$—	$121,976	$121,976	$—	$—
Total assets	(46,368)	(46,368)	291,315	254,071	125,710	103,387	(16,936)	4,633	(130,813)	(128,683)	394,276	358,408	(32,027)	3,841
Total current liabilities	—	—	4,832	4,912	71,882	71,692	1,457	1,567	—	—	78,171	78,171	—	—
Total liabilities	52,275	52,275	257,832	257,912	101,504	101,314	1,457	1,567	(125,000)	(125,000)	360,793	360,793	—	—
Total stockholders’ equity (deficit)	(98,643)	(98,643)	33,483	(3,841)	24,206	2,073	(18,393)	3,066	(7,269)	(5,139)	32,027	(3,841)	(32,027)	3,841
Total liabilities, minority interest and stockholders’ equity (deficit)	$(46,368)	$(46,368)	$291,315	$254,071	$125,710	$103,388	$(16,936)	$4,633	$(130,813)	$(128,683)	$394,276	$358,408	$(32,027)	$3,841

At June 30, 2004
Total current assets	$—	$—	$—	$—	$93,603	$94,215	$8,367	$7,755	$—	$—	$—	$—	$—	$—
Total assets	114,725	114,725	—	—	(4,541)	(25,795)	(16,989)	4,265	—	—	—	—	122,012	122,012
Total current liabilities	4,492	4,492	—	—	68,927	69,330	1,652	1,249	—	—	—	—	—	—
Total liabilities	306,951	306,951	—	—	97,321	97,724	1,652	1,249	—	—	—	—	—	—
Total stockholders’ equity (deficit)	(192,226)	(192,226)	—	—	(101,862)	(123,519)	(18,641)	3,016	—	—	—	—	120,503	120,503
Total liabilities, minority interest and stockholders’ equity (deficit)	$114,725	$114,725	$—	$—	$(4,541)	$(25,795)	$(16,989)	$4,265	$—	$—	$—	$—	$122,012	$122,012

Year ended June 30, 2005
Net revenue	$—	$—	$—	$—	$500,305	$503,728	$53,646	$50,223	$(22,867)	$(22,867)	$531,084	$531,084	$—	$—
Operating income	—	—	—	—	40,900	40,940	233	193	—	—	41,133	41,133	—	—
Income from continuing operations	88,331	88,331	88,777	88,192	124,161	123,673	244	204	(96,403)	(95,818)	116,779	116,251	(118,706)	(118,178)
Net income	$88,331	$88,331	$88,777	$88,192	$126,090	$125,600	$242	$204	$(96,403)	$(95,818)	$118,706	$118,178	$(118,706)	$(118,178)

Year ended June 30, 2004
Net revenue	$—	$—	$—	$—	$467,754	$471,266	$47,888	$44,376	$—	$—	$—	$—	$(21,869)	$(21,869)
Operating income (loss)	(252)	(252)	—	—	31,801	31,925	(1,457)	(951)	—	—	—	—	—	—
Income (loss) from continuing operations	6,211	6,211	—	—	31,691	31,206	(1,451)	(950)	—	—	—	—	(35,046)	(35,046)
Net income (loss)	$6,211	$6,211	$—	$—	$37,751	$35,996	$(2,705)	$(950)	$—	$—	$—	$—	$(35,046)	$(35,046)

Year ended June 30, 2003
Net revenue	$—	$—	$—	$—	$426,344	$428,283	$45,024	$43,085	$—	$—	$—	$—	$(18,645)	$(18,645)
Operating income (loss)	(1,603)	(1,603)	—	—	19,154	17,889	1,745	3,010	—	—	—	—	—	—
Income from continuing operations	8,966	8,966	—	—	30,482	29,212	1,745	3,015	—	—	—	—	(51,219)	(51,219)
Net income	$8,966	$8,966	$—	$—	$35,529	$35,716	$3,202	$3,015	$—	$—	$—	$—	$(38,731)	$(38,731)

Year ended June 30, 2005
Net cash provided by operating activities	$100,132	$100,132	$87,076	$88,881	$51,305	$48,083	$1,349	$1,653	$(96,403)	$(95,716)	$43,327	$42,900	$(118,604)	$(118,178)
Net cash used in investing activities	—	—	—	—	(12,297)	(12,372)	(75)	—	—	—	(12,372)	(12,372)	—	—
Net cash used in financing activities	$(100,132)	$(100,132)	$(87,076)	$(88,881)	$(37,952)	$(34,622)	$(1,014)	$(1,426)	$96,403	$95,716	$(29,639)	$(29,212)	$118,604	$118,178

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Parent		Rural/Metro LLC		Senior Subordinated Notes Guarantors		Non-Guarantors		Eliminations		Rural/Metro LLC - Consolidated		Eliminations
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated

Year ended June 30, 2004
Net cash provided by (used in) operating activities	$7,721	$7,721	$—	$—	$42,294	$43,841	$7	$(1,540)	$—	$—	$—	$—	$(35,521)	$(35,521)
Net cash used in investing activities	—	—	—	—	(8,318)	(8,421)	(103)	—	—	—	—	—	—	—
Net cash provided by (used in) financing activities	$(7,721)	$(7,721)	$—	$—	$(29,404)	$(30,847)	$(665)	$778	$—	$—	$—	$—	$35,521	$35,521

Year ended June 30, 2003
Net cash provided by (used in) operating activities	$13,487	$13,487	$—	$—	$43,617	$36,661	$(6,734)	$222	$—	$—	$—	$—	$(37,224)	$(37,224)
Net cash used in investing activities	—	—	—	—	(7,471)	(7,582)	(111)	—	—	—	—	—	—	—
Net cash provided by (used in) financing activities	$(13,466)	$(13,466)	$—	$—	$(34,208)	$(27,517)	$6,812	$121	$—	$—	$—	$—	$37,203	$37,203

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As discussed in Note 9, the Senior Subordinated Notes were sold in a private placement transaction and have not been registered under the Securities Act of 1933, as amended.

In connection with the issuance of the Senior Subordinated Notes, the Senior Subordinated Notes Issuers, the Senior Subordinated Notes Guarantors and the initial purchasers of the senior subordinated notes entered into a registration rights agreement dated March 4, 2005 (the “Senior Subordinated Notes Registration Rights Agreement”). Under the Senior Subordinated Notes Registration Rights Agreement, the Senior Subordinated Notes Issuers and the Senior Subordinated Notes Guarantors agreed, among other things, to use their reasonable best efforts to file and cause to become effective an exchange offer registration statement with the SEC with respect to a registered offer to exchange the Senior Subordinated Notes for registered senior subordinated notes substantially identical in all material respects to the Senior Subordinated Notes.

As part of the registration statement that will be filed by the Senior Subordinated Notes Issuers and the Senior Subordinated Notes Guarantors, certain condensed consolidating financial information regarding Rural/Metro Corporation, the Senior Subordinated Notes Issuers, the Senior Subordinated Notes Guarantors and the Company’s remaining subsidiaries (the “Non-Guarantors”) are required to be included in such filings with the SEC. In order to comply with such requirement, the condensed consolidating financial information are shown in the following schedules. The Senior Subordinated Notes are fully and unconditionally guaranteed on a joint and several basis by Rural/Metro Corporation and substantially all of the current and future subsidiaries of Rural/Metro LLC. The Company does not believe that the separate financial statements and related footnote disclosures concerning the Senior Subordinated Notes Guarantors would provide any additional information that would be material to investors making an investment decision. The Non-Guarantors consist of the Company’s joint venture with the City of San Diego, San Diego Medical Services Enterprise, LLC, which is consolidated in accordance with Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.”

The formation of Rural/Metro LLC and Rural/Metro Inc. became effective as of the consummation of the financing transactions that were completed on March 4, 2005. Therefore, the condensed consolidating balance sheet as of June 30, 2004, and the condensed consolidating statement of operations and cash flows for the years ended June 30, 2004 and 2003 consist solely of Rural/Metro Corporation (which is referred to singularly as Parent within the schedules presented in this Note 10), Senior Subordinated Notes Guarantors, Non-Guarantors and related eliminations.

Net income for Rural/Metro LLC and Rural/Metro Inc. in the condensed consolidating statement of operations and cash flows for the year ended June 30, 2005, includes operating results from the period beginning March 4, 2005 through June 30, 2005.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

RURAL/METRO CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF JUNE 30, 2005

(in thousands)

(As Restated)

	Parent	Senior Subordinated Notes Issuers		Senior Subordinated Notes Guarantors	Non- Guarantors	Eliminations	Rural/Metro LLC— Consolidated	Eliminations	Rural/Metro Corporation Consolidated
		Rural/ Metro LLC	Rural/ Metro Inc.
ASSETS
Current assets:
Cash	$—	$—	$—	$17,031	$657	$—	$17,688	$—	$17,688
Accounts receivable, net	—	—	—	65,791	6,195	—	71,986	—	71,986
Inventories	—	—	—	12,743	—	—	12,743	—	12,743
Deferred tax assets	—	—	—	10,110	—	—	10,110	—	10,110
Prepaid expenses and other	—	67	—	9,381	1	—	9,449	—	9,449

Total current assets	—	67	—	115,056	6,853	—	121,976	—	121,976
Property and equipment, net	—	—	—	43,155	—	—	43,155	—	43,155
Goodwill	—	—	—	39,344	—	—	39,344	—	39,344
Deferred tax assets	—	—	—	75,551	—	—	75,551	—	75,551
Insurance deposits	—	—	—	9,037	—	—	9,037	—	9,037
Other assets	1,978	10,682	—	13,633	525	—	24,840	—	26,818
Due from (to) affiliates(1)	—	195,134	125,000	(192,389)	(2,745)	(125,000)	—	—	—
Due from (to) Parent	(44,505)	44,505	—	—	—	—	44,505	—	—
Rural/Metro LLC investment in subsidiaries	—	3,683	—	—	—	(3,683)	—	—	—
Parent investment in Rural/Metro LLC	(3,841)	—	—	—	—	—	—	3,841	—

Total assets	$(46,368)	$254,071	$125,000	$103,387	$4,633	$(128,683)	$358,408	$3,841	$315,881

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$—	$—	$13,342	$1,396	$—	$14,738	$—	$14,738
Accrued liabilities	—	4,912	—	37,424	171	—	42,507	—	42,507
Deferred revenue	—	—	—	19,429	—	—	19,429	—	19,429
Current portion of long-term debt	—	—	—	1,497	—	—	1,497	—	1,497

Total current liabilities	—	4,912	—	71,692	1,567	—	78,171	—	78,171
Long-term debt, net of current portion(1)	52,275	253,000	125,000	203	—	(125,000)	253,203	—	305,478
Other liabilities	—	—	—	29,419	—	—	29,419	—	29,419

Total liabilities	52,275	257,912	125,000	101,314	1,567	(125,000)	360,793	—	413,068

Minority interest	—	—	—	—	—	1,456	1,456	—	1,456

Stockholders’ equity (deficit):
Common stock	241	—	—	90	—	(90)	—	—	241
Additional paid-in capital	152,305	—	—	74,770	20	(74,790)	—	—	152,305
Treasury stock	(1,239)	—	—	—	—	—	—	—	(1,239)
Retained earnings (accumulated deficit)	(249,950)	—	—	(72,787)	3,046	69,741	—	—	(249,950)
Member equity (deficit)	—	(3,841)	—	—	—	—	(3,841)	3,841	—

Total stockholders’ equity (deficit)	(98,643)	(3,841)	—	2,073	3,066	(5,139)	(3,841)	3,841	(98,643)

Total liabilities, minority interest and stockholders’ equity (deficit)	$(46,368)	$254,071	$125,000	$103,387	$4,633	$(128,683)	$358,408	$3,841	$315,881

Note:	The sole purpose of Rural/Metro Inc. was to act as co-issuer of the Senior Subordinated Notes. Rural/Metro Inc. does not conduct any operations. The Balance Sheet for Rural/Metro Inc. at June 30, 2005 consists of equity and due to affiliates totaling $100.

(1)	For purposes of this presentation, the Senior Subordinated Notes have been reflected in the balance sheets of both Rural/Metro LLC and Rural/Metro Inc. with the appropriate offset reflected in the eliminations column. Interest expense has been allocated to Rural/Metro LLC only.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

AS OF JUNE 30, 2004

(in thousands)

(As Restated)

	Parent	Senior Subordinated Notes Guarantors	Non- Guarantors	Eliminations	Rural/Metro Corporation Consolidated
ASSETS
Current assets:
Cash	$—	$15,942	$430	$—	$16,372
Accounts receivable, net	—	58,023	7,325	—	65,348
Inventories	—	11,738	—	—	11,738
Prepaid expenses and other	—	8,512	—	—	8,512

Total current assets	—	94,215	7,755	—	101,970
Property and equipment, net	—	40,283	—	—	40,283
Goodwill	—	41,100	—	—	41,100
Insurance deposits	—	9,244	—	—	9,244
Other assets	7,371	14,714	525	—	22,610
Due from (to) affiliates	229,366	(225,351)	(4,015)	—	—
Investment in subsidiaries	(122,012)	—	—	122,012	—

Total assets	$114,725	$(25,795)	$4,265	$122,012	$215,207

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$12,613	$1,220	$—	$13,833
Accrued liabilities	4,492	37,681	29	—	42,202
Deferred revenue	—	17,541	—	—	17,541
Current portion of long-term debt	—	1,495	—	—	1,495

Total current liabilities	4,492	69,330	1,249	—	75,071
Long-term debt, net of current portion	302,459	1,598	—	—	304,057
Other liabilities	—	26,796	—	—	26,796

Total liabilities	306,951	97,724	1,249	—	405,924

Minority interest	—	—	—	1,509	1,509

Stockholders’ equity (deficit):
Common stock	219	90	—	(90)	219
Additional paid-in capital	147,075	74,770	20	(74,790)	147,075
Treasury stock	(1,239)	—	—	—	(1,239)
Retained earnings (accumulated deficit)	(338,281)	(198,379)	2,996	195,383	(338,281)

Total stockholders’ equity (deficit)	(192,226)	(123,519)	3,016	120,503	(192,226)

Total liabilities, minority interest and stockholders’ equity (deficit)	$114,725	$(25,795)	$4,265	$122,012	$215,207

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

RURAL/METRO CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2005

(in thousands)

(As Restated)

	Parent	Senior Subordinated Notes Issuers		Senior Subordinated Notes Guarantors	Non- Guarantors	Eliminations	Rural/Metro LLC— Consolidated	Eliminations	Rural Metro Corporation Consolidated
		Rural/ Metro LLC	Rural/ Metro Inc.
Net revenue	$—	$—	$—	$503,728	$50,223	$(22,867)	$531,084	$—	$531,084

Operating expenses:
Payroll and employee benefits	—	—	—	272,549	25	—	272,574	—	272,574
Provision for doubtful accounts	—	—	—	73,701	13,597	—	87,298	—	87,298
Depreciation and amortization	—	—	—	11,046	—	—	11,046	—	11,046
Other operating expenses	—	—	—	105,492	36,408	(22,867)	119,033	—	119,033

Total operating expenses	—	—	—	462,788	50,030	(22,867)	489,951	—	489,951

Operating income	—	—	—	40,940	193	—	41,133	—	41,133
Equity in earnings of subsidiaries	118,178	95,716	—	—	—	(95,716)	—	(118,178)	—
Interest expense	(21,677)	(7,524)	—	(378)	—	—	(7,902)	—	(29,579)
Interest income	—	—	—	294	11	—	305	—	305
Loss on early extinguishment of debt	(8,170)	—	—	—	—	—	—	—	(8,170)

Income from continuing operations before income taxes and minority interest	88,331	88,192	—	40,856	204	(95,716)	33,536	(118,178)	3,689
Income tax benefit	—	—	—	82,817	—	—	82,817	—	82,817
Minority interest	—	—	—	—	—	(102)	(102)	—	(102)

Income from continuing operations	88,331	88,192	—	123,673	204	(95,818)	116,251	(118,178)	86,404
Income (loss) from discontinued operations	—	—	—	1,927	—	—	1,927	—	1,927

Net income	$88,331	$88,192	$—	$125,600	$204	$(95,818)	$118,178	$(118,178)	$88,331

Note:	The sole purpose of Rural/Metro Inc. was to act as co-issuer of the Senior Subordinated Notes. Rural/Metro Inc. does not conduct any operations. The Balance Sheet for Rural/Metro Inc. at June 30, 2005 consists of equity and due to affiliates totaling $100.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

RURAL/METRO CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2004

(in thousands)

(As Restated)

	Parent	Senior Subordinated Notes Guarantors	Non- Guarantors	Eliminations	Rural Metro Corporation Consolidated
Net revenue	$—	$471,266	$44,376	$(21,869)	$493,773

Operating expenses:
Payroll and employee benefits	—	254,709	48	—	254,757
Provision for doubtful accounts	—	75,659	11,058	—	86,717
Depreciation and amortization	—	10,990	—	—	10,990
Other operating expenses	252	98,613	34,221	(21,869)	111,217

Total operating expenses	252	439,971	45,327	(21,869)	463,681

Operating income (loss)	(252)	31,295	(951)	—	30,092
Equity in earnings of subsidiaries	35,521	—	—	(35,521)	—
Interest expense	(29,058)	(185)	—	—	(29,243)
Interest income	—	96	1	—	97

Income (loss) from continuing operations before income taxes and minority interest	6,211	31,206	(950)	(35,521)	946
Income tax (provision) benefit	—	(16)	—	—	(16)
Minority interest	—	—	—	475	475

Income (loss) from continuing operations	6,211	31,190	(950)	(35,046)	1,405
Income (loss) from discontinued operations	—	4,806	—	—	4,806

Net income (loss)	$6,211	$35,996	$(950)	$(35,046)	$6,211

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

RURAL/METRO CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2003

(in thousands)

(As Restated)

	Parent	Senior Subordinated Notes Guarantors	Non- Guarantors	Eliminations	Rural Metro Corporation Consolidated
Net revenue	$—	$428,283	$43,085	$(18,645)	$452,723

Operating expenses:
Payroll and employee benefits	—	242,939	10	—	242,949
Provision for doubtful accounts	—	66,944	9,809	—	76,753
Depreciation and amortization	—	11,628	—	—	11,628
Other operating expenses	1,603	90,304	30,256	(18,645)	103,518
Restructuring charge and other	—	(1,421)	—	—	(1,421)

Total operating expenses	1,603	410,394	40,075	(18,645)	433,427

Operating (loss) income	(1,603)	17,889	3,010	—	19,296
Equity in earnings of subsidiaries	37,224	12,488	—	(49,712)	—
Interest expense	(26,655)	(1,357)	—	—	(28,012)
Interest income	—	192	5	—	197

Income (loss) from continuing operations before income taxes and minority interest	8,966	29,212	3,015	(49,712)	(8,519)
Income tax provision	—	—	—	—	—
Minority interest	—	—	—	(1,507)	(1,507)

Income (loss) from continuing operations	8,966	29,212	3,015	(51,219)	(10,026)
Income from discontinued operations	—	6,504	—	12,488	18,992

Net income	$8,966	$35,716	$3,015	$(38,731)	$8,966

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

RURAL/METRO CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2005

(in thousands)

(As Restated)

		Senior Subordinated Notes Issuers		Senior Subordinated Notes Guarantors			Rural/Metro LLC— Consolidated		Rural Metro Corporation Consolidated
	Parent	Rural/Metro LLC	Rural/Metro Inc.		Non- Guarantors	Eliminations		Eliminations
Cash flows from operating activities:
Net income	$88,331	$88,192	$—	$125,600	$204	$(95,818)	$118,178	$(118,178)	$88,331
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	—	—	—	74,433	13,597	—	88,030	—	88,030
Deferred income taxes	—	—	—	(84,155)	—	—	(84,155)	—	(84,155)
Depreciation and amortization	—	—	—	11,630	—	—	11,630	—	11,630
Non-cash change in insurance claim reserves	—	—	—	(6,725)	—	—	(6,725)	—	(6,725)
Non-cash portion of loss on early extinguishment of debt	5,668	—	—	—	—	—	—	—	5,668
Amortization of deferred financing costs	1,848	756	—	—	—	—	756	—	2,604
Accretion of 12.75% Senior Discount Notes	2,066	—	—	—	—	—	—	—	2,066
Loss on sale of property and equipment	—	—	—	454	—	—	454	—	454
Earnings of minority shareholder	—	—	—	—	—	102	102	—	102
Tax benefit from the exercise of stock options	2,202	—	—	—	—	—	—	—	2,202
Amortization of debt discount	17	—	—	—	—	—	—	—	17
Changes in assets and liabilities—
Accounts receivable	—	—	—	(82,202)	(12,466)	—	(94,668)	—	(94,668)
Inventories	—	—	—	(1,005)	—	—	(1,005)	—	(1,005)
Prepaid expenses and other	—	(67)	—	(2,982)	—	—	(3,049)	—	(3,049)
Insurance deposits	—	—	—	(5,311)	—	—	(5,311)	—	(5,311)
Other assets	—	—	—	1,510	—	—	1,510	—	1,510
Accounts payable	—	—	—	574	176	—	750	—	750
Accrued liabilities	—	—	—	3,455	142	—	3,597	—	3,597
Deferred revenue	—	—	—	1,888	—	—	1,888	—	1,888
Other liabilities	—	—	—	10,919	—	—	10,919	—	10,919

Net cash provided by operating activities	100,132	88,881	—	48,083	1,653	(95,716)	42,901	(118,178)	24,855

Cash flows from investing activities:
Capital expenditures	—	—	—	(12,521)	—	—	(12,521)	—	(12,521)
Proceeds from the sale of property and equipment	—	—	—	149	—	—	149	—	149

Net cash used in investing activities	—	—	—	(12,372)	—	—	(12,372)	—	(12,372)

Cash flows from financing activities:
Repayment of credit facility due December 2006	(152,555)	—	—	—	—	—	—	—	(152,555)
Repayment of 7.875% Senior Notes due March 2008	(150,000)	—	—	—	—	—	—	—	(150,000)
Borrowings under Term Loan B	—	135,000	—	—	—	—	135,000	—	135,000
Issuance of 9.875% Senior Subordinated Notes(1)	—	125,000	125,000	—	—	(125,000)	125,000	—	125,000

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

		Senior Subordinated Notes Issuers		Senior Subordinated Notes Guarantors			Rural/Metro LLC— Consolidated		Rural Metro Corporation Consolidated
	Parent	Rural/Metro LLC	Rural/Metro Inc.		Non- Guarantors	Eliminations		Eliminations
Issuance of 12.75% Senior Discount Notes	50,209	—	—	—	—	—	—	—	50,209
Repayment of debt	—	(7,000)	—	(1,393)	—	—	(8,393)	—	(8,393)
Cash paid for debt issuance costs	(2,040)	(11,438)	—	—	—	—	(11,438)	—	(13,478)
Issuance of common stock	3,050	—	—	—	—	—	—	—	3,050
Due to/from affiliates(1)	151,204	(330,443)	(125,000)	(33,229)	(1,426)	220,716	(269,382)	118,178	—

Net cash used in financing activities	(100,132)	(88,881)	—	(34,622)	(1,426)	95,716	(29,213)	118,178	(11,167)

Increase in cash	—	—	—	1,089	227	—	1,316	—	1,316
Cash, beginning of year	—	—	—	15,942	430	—	16,372	—	16,372

Cash, end of year	$—	$—	—	$17,031	$657	$—	$17,688	$—	$17,688

Non-cash investing activities:
Landlord funded leasehold improvements	$—	$—	$—	$1,828	$—	$—	$1,828	$—	$1,828

Note:	The sole purpose of Rural/Metro Inc. was to act as co-issuer of the Senior Subordinated Notes. Rural/Metro Inc. does not conduct any operations. The Balance Sheet for Rural/Metro Inc. at June 30, 2005 consists of equity and due to affiliates totaling an amount equal to $100.

(1)	For purposes of this presentation, the Senior Subordinated Notes have been reflected in the statements of cash flows of both Rural/Metro LLC and Rural/Metro Inc. with the appropriate offset reflected in the eliminations column. Interest expense has been allocated to Rural/Metro LLC only.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

RURAL/METRO CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2004

(in thousands)

(As Restated)

	Parent	Senior Subordinated Notes Guarantors	Non- Guarantors	Eliminations	Rural Metro Corporation Consolidated
Cash flow from operating activities:
Net income (loss)	$6,211	$35,996	$(950)	$(35,046)	$6,211
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities—
Provision for doubtful accounts	—	80,419	11,058	—	91,477
Depreciation and amortization	—	12,256	—	—	12,256
Non-cash change in insurance claim reserves	—	(722)	—	—	(722)
Amortization of deferred financing costs	2,753	—	—	—	2,753
Loss on sale of property and equipment	—	39	—	—	39
Losses of minority shareholder	—	—	—	(475)	(475)
Amortization of debt discount	26	—	—	—	26
Change in assets and liabilities—
Accounts receivable	—	(85,612)	(10,785)	—	(96,397)
Inventories	—	(234)	—	—	(234)
Prepaid expenses and other	—	(1,001)	—	—	(1,001)
Insurance deposits	—	(1,307)	—	—	(1,307)
Other assets	—	(7,113)	(525)	—	(7,638)
Accounts payable	—	365	(310)	—	55
Accrued liabilities	(1,269)	(12,774)	(28)	—	(14,071)
Deferred revenue	—	1,227	—	—	1,227
Other liabilities	—	22,302	—	—	22,302

Net cash provided by (used in) operating activities	7,721	43,841	(1,540)	(35,521)	14,501

Cash flows from investing activities:
Capital expenditures	—	(8,646)	—	—	(8,646)
Proceeds from the sale of property and equipment	—	225	—	—	225

Net cash used in investing activities	—	(8,421)	—	—	(8,421)

Cash flows from financing activities:
Repayments of credit facility due December 2006	(1,000)	—	—	—	(1,000)
Repayment of debt	—	(1,248)	—	—	(1,248)
Cash paid for debt issuance costs	(515)	—	—	—	(515)
Issuance of common stock	494	—	—	—	494
Due to/from affiliates	(6,700)	(29,599)	778	35,521	—

Net cash provided by (used in) financing activities	(7,721)	(30,847)	778	35,521	(2,269)

Increase (decrease) in cash	—	4,573	(762)	—	3,811
Cash, beginning of year	—	11,369	1,192	—	12,561

Cash, end of year	$—	$15,942	$430	$—	$16,372

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

RURAL/METRO CORPORATION

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2003

(in thousands)

(As Restated)

	Parent	Senior Subordinated Notes Guarantors	Non- Guarantors	Eliminations	Rural Metro Corporation Consolidated
Cash flow from operating activities:
Net income	$8,966	$35,716	$3,015	$(38,731)	8,966
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	—	75,237	9,809	—	85,046
Depreciation and amortization	—	13,313	—	—	13,313
Non-cash change in insurance claim reserves	—	518	—	—	518
Amortization of deferred financing costs	2,038	—	—	—	2,038
Gain on sale of property and equipment	—	(540)	—	—	(540)
Amortization of debt discount	26	—	—	—	26
Deferred income taxes	—	—	—	—	—
Earnings of minority shareholder	—	—	—	1,507	1,507
Non-cash portion of gain on disposition of Latin American operations	139	(13,871)	—	—	(13,732)
Non-cash reversal of restructuring charge and other	—	(1,421)	—	—	(1,421)
Other	—	(176)	—	—	(176)
Change in assets and liabilities—
Accounts receivable	—	(68,675)	(12,914)	—	(81,589)
Inventories	—	656	—	—	656
Prepaid expenses and other	—	(476)	—	—	(476)
Insurance deposits	—	291	—	—	291
Other assets	1,842	(4,521)	—	—	(2,679)
Accounts payable	—	1,316	229	—	1,545
Accrued liabilities	476	(4,419)	83	—	(3,860)
Deferred revenue	—	908	—	—	908
Other liabilities	—	2,805	—	—	2,805

Net cash provided by operating activities	13,487	36,661	222	(37,224)	13,146

Cash flows from investing activities:
Capital expenditures	—	(9,400)	—	—	(9,400)
Proceeds from the sale of property and equipment	—	1,818	—	—	1,818

Net cash used in investing activities	—	(7,582)	—	—	(7,582)

Cash flows from financing activities:
Repayment of debt	—	(1,569)	—	—	(1,569)
Distributions to minority shareholders	—	(914)	—	—	(914)
Cash paid for debt modification costs	(1,583)	—	—	—	(1,583)
Issuance of common stock	407	—	—	—	407
Due to/from affiliates	(12,290)	(25,034)	121	37,203	—

Net cash provided by (used in) financing activities	(13,466)	(27,517)	121	37,203	(3,659)

Effect of currency exchange rate changes on cash	(21)	(21)	—	21	(21)

Increase (decrease) in cash	—	1,541	343	—	1,884
Cash, beginning of year	—	9,828	849	—	10,677

Cash, end of year	$—	$11,369	$1,192	$—	12,561

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(11)	Income Taxes

As required by generally accepted accounting principles, management assesses the recoverability of the Company’s deferred tax assets on a regular basis and records a valuation allowance for any such assets where recoverability has determined to be unlikely. In prior periods, the Company maintained a full valuation allowance against its deferred tax assets, which consist primarily of its federal and state net operating loss carryforwards and its federal capital loss carryforwards, as management had concluded, based upon the available evidence, that realization was unlikely. During the fourth quarter of fiscal 2005, management completed its most recent recoverability assessment and concluded that based upon the Company’s profitability over the last few years, the expectation that profitable operations will continue, and completion of the refinancing transactions described in Note 9, it is now likely that $86.4 million of the Company deferred tax assets will be recovered in the future. The Company reflected the related valuation allowance release as a deferred tax benefit in continuing operations of $83.9 million, a credit to additional paid in capital of $2.1 million, a reduction in goodwill of $1.5 million and a deferred tax charge in discontinued operations of $1.1 million. The portion of the valuation allowance release recorded as a reduction of goodwill relates to acquired net operating losses for which a related benefit had not previously been recognized. The Company continues to maintain a valuation allowance of $33.2 million for those net operating loss and capital loss carryforwards that management currently expects will expire prior to utilization.

The following table shows the components of the income tax benefit (provision) applicable to continuing operations (in thousands):

	Years ended June 30,
	2005	2004	2003
Current:
Federal	$(428)	$—	$—
State	112	(16)	—

Total	(316)	(16)	—

Deferred:
Federal	303	—	—
State	(1,094)	—	—

Total	(791)	—	—

Change in valuation allowance:	83,924	—	—

Total benefit (provision)	$82,817	$(16)	$—

The income tax benefit (provision) differs from the amount computed by applying the statutory U.S. federal income tax rate of 35% to income (loss) from continuing operations before income taxes and minority interest as follows (in thousands):

	Years ended June 30,
	2005	2004	2003
Federal income tax (provision) benefit at statutory rate	$(1,291)	$(331)	$2,982
State taxes, net of federal tax benefit	(982)	(16)	—
Change in valuation allowance	83,924	(590)	(2,982)
Other, net	1,166	921	—

Total benefit (provision)	$82,817	$(16)	$—

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the components of the Company’s deferred tax assets and liabilities (in thousands):

	As of June 30,
	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$81,573	$85,019
Capital loss carryforwards	14,518	14,630
Insurance claim reserves	10,393	10,845
Accelerated depreciation and amortization	5,002	6,615
Allowance for doubtful accounts	5,718	5,359
Compensation and benefits	2,893	1,952
Other	3,702	1,778

Deferred tax assets	123,799	126,198

Deferred tax liabilities:
Partnership losses	(3,506)	(6,606)
Other	(2,078)	(650)

Deferred tax liabilities	(5,584)	(7,256)

Net deferred tax assets before valuation allowance	118,215	118,942
Less: valuation allowance	(33,204)	(119,592)

Net deferred tax asset (liability)	$85,011	$(650)

As of June 30, 2005, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $201 million and $306 million, respectively, which expire in 2014-2024. The Company also had capital loss carryforwards for federal income tax purposes of approximately $38 million, which expire in 2006-2009. If the Company experiences an ownership change as defined by the Internal Revenue Code, its ability to utilize its carryforwards may be limited.

Cash payments for income taxes were $0.5 million, $0.3 million and $0.3 million during the years ended June 30, 2005, 2004 and 2003, respectively.

(12)	Redeemable Nonconvertible Participating Preferred Stock

In connection with amendments to its previous credit agreement, the Company issued 211,549 Series B redeemable nonconvertible participating preferred shares (“Series B Shares”) and 283,979 Series C redeemable nonconvertible participating preferred shares (“Series C Shares”) to certain of its lenders.

The Company recorded the Series B and Series C Shares at their estimated fair values at the date of issuance ($4.2 million and $3.4 million, respectively) with an offsetting increase in debt issuance costs. At the Company’s option, the Series B and Series C Shares could be settled by either the issuance of 2,115,490 and 2,839,790 common shares, respectively, or a cash payment equivalent to the prescribed redemption values. Due to cash redemption clauses, such shares were classified outside of stockholders’ equity (deficit). Additionally, the original value of the Series B and Series C Shares was being accreted to their respective redemption values through December 31, 2004 and December 31, 2006, respectively, with an offsetting charge to additional paid-in capital. Series B and Series C Share accretion totaled $4.8 million and $1.5 million, respectively, for the year ended June 30, 2004. Series B Share accretion totaled $3.6 million for the year ended June 30, 2003.

As a sufficient number of common shares were not available to permit settlement of the Series B and Series C Shares, the Company sought and obtained stockholder approval at its Annual Meeting of Stockholders held on

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

June 10, 2004 to amend its certificate of incorporation to authorize additional common shares. The amendment increased the Company’s authorized common shares from 23,000,000 to 40,000,000.

On June 30, 2004, the Company settled the Series B and Series C Shares by the issuance of 4,955,278 common shares. Due to the settlement of the Series B and Series C Shares, as of June 30, 2004 there were no Series B or Series C Shares outstanding, and the related rights and privileges associated with the Series B and Series C Shares expired upon the settlement.

On September 10, 2004, the Company received written notice from the holders of at least 20% of the outstanding common stock issued upon settlement of the Series B and Series C Shares requesting the registration of such common stock. In June 2005, the Company registered all of the outstanding common stock issued upon settlement of the Series B and Series C shares with the Securities and Exchange Commission.

As of June 30, 2005 and 2004, there 2,000,000 shares of preferred stock, par value $0.01 per share, authorized, none of which were issued and outstanding.

(13)	Shareholder Rights Plan

In August 1995, the Company adopted a shareholder rights plan, which authorized the distribution of one right (a Right) to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.01 par value per share, for each share of common stock of the Company. The Rights will become exercisable following the tenth day (or such later date as may be determined by the Board of Directors) after a person or group (a) acquires beneficial ownership of 15% or more of the Company’s common stock, or (b) announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company’s common stock.

Upon exercise, each Right will entitle the holder (other than the party seeking to acquire control of the Company) to acquire shares of common stock of the Company or, in certain circumstances, such acquiring person at a 50% discount from market value. The Rights may be terminated by the Board of Directors at any time prior to the date they become exercisable at a price of $0.01 per Right; thereafter, they may be redeemed for a specified period of time at $0.01 per Right.

The current shareholder rights plan expired on August 23, 2005. On August 24, 2005, the Company entered into a new shareholder rights plan that is substantially similar to the previous plan, including the aspects described above. The new shareholder rights plan expires on August 24, 2015.

(14)	Employee Benefit Plans

Employee Stock Purchase Plan

The Company established the Employee Stock Purchase Plan (“ESPP”) through which eligible employees could purchase shares of the Company’s common stock at semi-annual intervals through periodic payroll deductions. The ESPP is a qualified employee benefit plan under Section 423 of the Internal Revenue Code. The Company had reserved 2,150,000 shares of stock for issuance under the ESPP. The purchase price per share was the lower of 85% of the closing price of the Company’s common stock on the first day or the last day of the offering period or on the nearest prior day on which trading occurred. Employees purchased 341,430 and 570,801 shares of the Company’s common stock under the ESPP during fiscal years 2004 and 2003, respectively, at average per share prices of $0.98 and $0.60. The ESPP expired on June 30, 2004. Shares related to the semi-annual period ended June 30, 2004 were issued in July 2004.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

1992 Stock Option Plan

The Company’s 1992 Stock Option Plan (the “1992 Plan”) was adopted in November 1992 and expired November 5, 2002. The 1992 Plan provided for the granting of up to 6.0 million options to acquire common stock of the Company, direct granting of the common stock of the Company (“Stock Awards”), the granting of stock appreciation rights (“SARs”), or the granting of other cash awards (“Cash Awards”) (Stock Awards, SARs and Cash Awards are collectively referred to herein as “Awards”). At June 30, 2005, 2.4 million options had been exercised and 1.9 million options remain outstanding under the 1992 Plan. Options were granted as incentive stock options or non-qualified stock options.

Options and Awards were granted only to persons who at the time of grant were either key personnel of the Company or consultants and independent contractors who provided valuable services to the Company. Options that are incentive stock options could be granted only to key personnel of the Company.

The terms of each Award were established by the Board of Directors at the time of grant. Options granted under the 1992 Plan vest over periods not exceeding five years.

Awards granted in the form of SARs entitled the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the price stated in the Award agreement to the market value of the common stock on the date first exercised or surrendered. The Board of Directors determined such terms, conditions, restrictions and/or limitations, if any, on any SARs.

2000 Non-Qualified Stock Option Plan

The Company’s 2000 Non-Qualified Stock Option Plan (the “2000 Plan”) was adopted in August 2000 and provides for the granting of options to acquire common stock of the Company. At the time of adoption, the maximum number of shares of common stock issuable under the 2000 Plan was 2.0 million. As of June 30, 2005, 1.1 million options had been exercised and 0.4 million options remain outstanding under the 2000 Plan.

Options may be granted only to persons who at the time of grant are either regular employees, excluding Directors and Officers, or persons who provide consulting or other services as independent contractors to the Company.

The terms of each Award were established by the Board of Directors at the time of grant. Options granted to date vest over periods not exceeding three years.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following summarizes stock option activity in the 1992 Plan and the 2000 Plan:

	Year Ended June 30, 2005
	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price
Options outstanding at beginning of year	5,001,728	$0.39 - $36.00	$5.65
Granted	30,000	$1.32 - $4.67	$3.15
Cancelled	(540,505)	$0.39 - $36.00	$12.09
Exercised	(2,159,606)	$0.39 - $3.45	$1.39

Options outstanding at end of year	2,331,617	$0.39 - $36.00	$8.06

Options exercisable at end of year	2,258,282	$0.39 - $36.00	$8.27
Options available for grant at end of year	467,329
Weighted average fair value per share of options granted			$2.64

	Year Ended June 30, 2004
	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price
Options outstanding at beginning of year	6,130,291	$0.39 - $36.00	$5.25
Granted	10,000	$1.89	$1.89
Cancelled	(859,598)	$0.39 - $32.25	$4.43
Exercised	(278,965)	$0.39 - $2.00	$0.65

Options outstanding at end of year	5,001,728	$0.39 - $36.00	$5.65

Options exercisable at end of year	4,538,146	$0.39 - $36.00	$6.04
Options available for grant at end of year	442,329
Weighted average fair value per share of options granted			$1.29

	Year Ended June 30, 2003
	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price
Options outstanding at beginning of year	5,198,978	$0.39 - $36.00	$7.79
Granted	1,697,000	$2.00 - $2.24	$2.00
Cancelled	(672,216)	$0.39 - $32.88	$15.60
Exercised	(93,471)	$0.39 - $1.50	$0.69

Options outstanding at end of year	6,130,291	$0.39 - $36.00	$5.25

Options exercisable at end of year	4,173,976	$0.39 - $36.00	$7.00
Options available for grant at end of year	265,246
Weighted average fair value per share of options granted			$1.43

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes options outstanding and exercisable at June 30, 2005 for options issued under the 1992 Plan and the 2000 Plan:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Options Exercisable	Weighted Average Exercise Price
$0.39 - $ 0.44	233,331	6.47	$0.39	233,331	$0.39
$0.84 - $ 1.32	236,520	6.11	$0.86	179,853	$0.85
$1.38 - $ 1.89	156,250	5.35	$1.52	152,916	$1.51
$2.00	583,200	6.32	$2.00	583,200	$2.00
$2.24 - $ 7.13	272,167	4.12	$6.40	258,833	$6.52
$7.56 - $ 8.00	423,356	3.99	$7.90	423,356	$7.90
$8.25 - $ 32.25	351,220	1.82	$26.88	351,220	$26.88
$ 32.50 - $ 36.00	75,573	2.23	$33.94	75,573	$33.94

$0.39 - $ 36.00	2,331,617	4.76	$8.06	2,258,282	$8.27

During fiscal 2003, the Company recorded non-cash stock compensation expense totaling $139,000 relating to the modification of stock options for certain executives of the Company’s former Latin American operations. The related charges are included in income from discontinued operations in the accompanying consolidated statement of operations.

401(k) Plan

The Company has a defined contribution plan (the “401(k) Plan”) covering eligible employees who are at least 18 years old. The 401(k) Plan is designed to provide tax-deferred income to the Company’s employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code.

The 401(k) Plan provides that each participant may contribute up to 50% of his or her respective salary, not to exceed the annual statutory limit, except for highly compensated employees, whose contributions are limited to 4%. The Company, at its discretion, may elect to make matching contributions in the form of cash or the Company’s common stock to each participant’s account as determined by the Board of Directors. Under the terms of the 401(k) Plan, the Company may also make discretionary profit sharing contributions. Profit sharing contributions are allocated among participants based on their annual compensation. Each participant has the right to direct the investment of his or her funds.

Matching contributions of $1.6 million were made to the 401(k) Plan during each of the fiscal years ended June 30, 2005 and 2004. The Company did not elect to make a discretionary profit sharing contribution in fiscal years 2005, 2004 or 2003. The Company’s accrued 401(k) liability was $2.3 million and $2.4 million at June 30, 2005 and 2004, respectively. The 401 (k) Plan has a December 31 year-end and therefore the accrued liability balances at June 30, 2005 and 2004 include approximately 18 months of matching contribution.

Defined Benefit Pension Plan

Effective July 1, 2004, the Company established a defined benefit pension plan covering eligible employees of one of the Company’s subsidiaries, primarily those covered by collective bargaining arrangements. Eligibility is achieved upon the completion of one year of service. Participants become fully vested in their accrued benefit

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

after the completion of five years of service. The amount of benefit is determined using a two-part formula, one of which is based upon compensation and the other which is based upon a flat dollar amount.

The Company’s general funding policy is to make annual contributions to the plan as determined to be required by the plan’s independent actuary at the start of the fiscal year and as required by the Employee Retirement Income Security Act (“ERISA”). Contributions by the Company during fiscal 2005 totaled $0.8 million. An actuarial valuation report was prepared as of the June 30, 2005 measurement date and used for the disclosures included below.

The following tables provide reconciliations of the changes in the plan’s benefit obligation, fair value of assets and prepaid benefit cost for the fiscal year ended June 30, 2005 (in thousands):

Reconciliation of change in benefit obligation:
Benefit obligation at June 30, 2004	$—
Service cost	726
Interest cost	—
Benefits paid	—
Unrecognized actuarial loss	142
Plan participants’ contributions	15

Benefit obligation at June 30, 2005	$883

Reconciliation of change in plan assets:
Fair value of plan assets at June 30, 2004	$—
Actual return on plan assets	38
Employer contributions	798
Benefits paid	—
Plan participants’ contributions	15

Fair value of plan assets at June 30, 2005	$851

Reconciliation of funded status:
Benefit obligation at June 30, 2005	$(883)
Fair value of plan assets at June 30, 2005	851

Funded status	(32)
Unrecognized actuarial loss	142
Plan participants’ contributions	(15)

Prepaid benefit at June 30, 2005	95

Net periodic pension benefit cost for the year ended June 30, 2005 totaled $700,000 and was comprised of service cost of $726,000 offset by the expected return on plan assets of $26,000.

The assumptions used to determine the Company’s benefit obligations as of June 30, 2005 were:

Discount rate	5.0%
Rate of increase in compensation levels	2.5%

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The assumptions used to determine the Company’s net periodic benefit cost for the year ended June 30, 2005 were:

Discount rate	6.25%
Rate of increase in compensation levels	4.0%
Expected long-term rate of return on assets	7.5%

The discount rate at June 30, 2005 was determined by applying the spot rates underlying the Citigroup Pension Discount Curve to the plan’s anticipated cash flows. The discount rate was determined as the level rate compounded annually that produced the same present value as that based upon the spot rates, with an adjustment to reflect a provision for expenses.

For the fiscal year ended June 30, 2005, the Company assumed a long-term rate of return on assets of 7.5%. In developing the 7.5% expected long-term rate of return assumption, management evaluated input from an independent actuary, including their projection of asset class return expectations and long- term inflation assumptions.

The Company’s pension plan assets at June 30, 2005 by asset category is shown below.

Equity securities	59.8%
Debt securities	31.9%
Real estate	8.3%

Total	100.0%

The Company invests in a diversified portfolio to ensure that adverse or unexpected results from a security class will not have a detrimental impact on the entire portfolio. The portfolio is diversified by asset type, performance and risk characteristics and number of investments. Asset classes and ranges considered appropriate for investment of the plan’s assets are determined by the plan’s investment committee. The asset classes include domestic and foreign equities, emerging market equities, domestic and foreign investment grade and high-yield bonds and domestic real estate.

The Company’s retirement plan expects to make future benefit payments to retirees during the following fiscal years (in thousands):

2008	$2
2009	4
2010	16
2011-2015	303

Employee Stock Ownership Plan

The Company established the Employee Stock Ownership Plan (the “ESOP”) in 1979 and made related contributions at the discretion of the Board of Directors. In July 1999, the Company’s Board of Directors approved an amendment to freeze the ESOP, effective June 30, 1999, with respect to all employees other than members of collective bargaining agreements that include participation in the ESOP. All participants’ accounts were fully vested as of June 30, 1999.

The ESOP held 3.1 percent of the outstanding common stock of the Company for the benefit of all participants as of June 30, 2004. In March 2005, the ESOP Advisory Committee approved the liquidation of the ESOP and the

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

distribution of the common stock and cash balances to the participants. The liquidation was completed during fiscal 2005 and did not have a material effect on the Company’s financial condition, results of operations or cash flows.

(15)	Earnings per Share

The Company calculates earnings per share following the guidance outlined in SFAS No. 128, “Earnings Per Share” (“SFAS 128”), as well as related guidance issued by the EITF and the SEC. As a result of the issuance of its Series B and Series C Shares, the Company began calculating income (loss) per share using the “two-class” method whereby net income (loss) for the period is allocated between common shares and other participating securities on the basis of the weighted average number of common shares and common share equivalents outstanding during a given period. This allocation was also impacted by the accretion of the Series B and Series C Shares to their respective cash redemption values as described in Note 12. As also described in Note 12, the Company settled the Series B and Series C Shares on June 30, 2004 by exchanging such shares for shares of its common stock. As a result, use of the two-class method is no longer required.

The following is a reconciliation of the numerator and denominator (weighted average number of shares outstanding) utilized in the basic and diluted income (loss) per share computations for the years ended June 30, 2005, 2004 and 2003 (in thousands, except per share amounts):

	Years Ended June 30,
	2005	2004	2003
Income (loss) from continuing operations	$86,404	$1,142	$(10,134)
Less: Income from continuing operations allocated to redeemable nonconvertible participating preferred stock under the two-class method	—	(1,262)	—
Less: Accretion of redeemable nonconvertible participating preferred stock	—	(6,320)	(3,604)
Add: Credit related to settlement of redeemable nonconvertible participating preferred stock with common stock	—	10,066	—

Income (loss) from continuing operations applicable to common stock	$86,404	$3,626	$(13,738)

Average number of shares outstanding—Basic	22,674	16,645	16,116
Add: Incremental shares for:
Dilutive effect of stock options	1,431	927	—
Settlement of Series B and Series C redeemable nonconvertible participating preferred stock	—	4,245	—

Average number of shares outstanding—Diluted	24,105	21,817	16,116

Income (loss) per share—Basic:
Income (loss) from continuing operations applicable to common stock	$3.81	$0.29	$(0.85)

Income (loss) per share—Diluted:
Income (loss) from continuing operations applicable to common stock	$3.58	$0.06	$(0.85)

Stock options with exercise prices above the average market prices during the respective periods have been excluded from the calculation of diluted income (loss) per share. Such options totaled 1.5 million, 4.2 million and 4.8 million for the years ended June 30, 2005, 2004 and 2003, respectively. Additionally, for the fiscal year ended June 30, 2003, 1.4 million option shares which had exercise prices below the average market prices during the respective period were excluded from the computation of diluted loss per share due to anti-dilutive effects.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(16)	Commitments and Contingencies

Surety Bonds

Certain counties, municipalities, and fire districts require the Company to provide a surety bond or other assurance of financial or performance responsibility. The Company may also be required by law to post a surety bond as a prerequisite to obtaining and maintaining a license to operate. As a result, the Company has surety bonds that are renewable annually. The Company had $9.8 million of surety bonds outstanding as of June 30, 2005.

Operating Leases

The Company leases various facilities and equipment under non-cancelable operating lease agreements. Rental expense charged to continuing operations under these leases (including leases with terms of less than one year) was $11.4 million, $10.7 million and $10.6 million in fiscal 2005, 2004 and 2003, respectively.

Minimum rental commitments under non-cancelable operating leases for each of the years ending June 30 are as follows (in thousands):

2006	$9,178
2007	8,953
2008	8,079
2009	7,141
2010	6,646
Thereafter	29,348

$69,345

Indemnifications

The Company is a party to a variety of agreements entered into in the ordinary course of business pursuant to which it may be obligated to indemnify other parties for certain liabilities that arise out of or relate to the subject matter of the agreements. Some of the agreements entered into by the Company require it to indemnify other parties against losses due to property damage including environmental contamination, personal injury, failure to comply with applicable laws, the Company’s negligence or willful misconduct, or breach of representations and warranties and covenants.

Additionally, some of the Company’s customer agreements require the Company to provide certain assurances related to the performance of its services. Such assurances, from time to time, obligate the Company to (i) pay penalties for failure to meet response times or other requirements, (ii) lease, sell or assign equipment or facilities (either temporarily or permanently) in the event of uncured material defaults or other certain circumstances, or (iii) provide surety bonds or letters of credit issued in favor of the customer to cover costs resulting, under certain circumstances, from an uncured material default. With respect to such surety bonds, the Company is also required to indemnify the surety company for losses paid as a result of any claims made against such bonds.

The Company and its subsidiaries provide for indemnification of directors, officers and other persons in accordance with limited liability agreements, certificates of incorporation, by-laws, articles of association or similar organizational documents, as the case may be. The Company maintains directors’ and officers’ insurance, which should enable it to recover a portion of any future amounts paid.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In addition to the above, from time to time the Company provides standard representations and warranties to counterparties in contracts in connection with sales of its securities and the engagement of financial advisors, and also provides indemnities that protect the counterparties to these contracts in the event they suffer damages as a result of a breach of such representations and warranties, or in certain other circumstances relating to the sale of securities or their engagement by the Company.

While the Company’s future obligations under certain agreements may contain limitations on liability for indemnification, other agreements do not contain such limitations, and under such agreements it is not possible to predict the maximum potential amount of future payments due to the conditional nature of the Company’s obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made by the Company under any of these indemnities have not had a material effect on the Company’s business, financial condition, results of operations or cash flows. Additionally, the Company does not believe that any amounts that it may be required to pay under these indemnities in the future will be material to the Company’s business, financial condition, results of operations or cash flows.

Legal Proceedings

From time to time, the Company is a party to, or otherwise involved in, lawsuits, claims, proceedings, investigations and other legal matters that have arisen in the ordinary course of conducting its business. The Company cannot predict with certainty the ultimate outcome of any of these lawsuits, claims, proceedings, investigations and other legal matters which it is a party to, or otherwise involved in, due to, among other things, the inherent uncertainties of litigation, government investigations and proceedings and legal matters generally. The Company is also subject to requests and subpoenas for information in independent investigations. An unfavorable outcome in any of the lawsuits pending against the Company or in a government investigation or proceeding, including those described below, could result in substantial potential liabilities and have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows. Further, these proceedings, and the Company’s actions in response to these proceedings, could result in substantial potential liabilities, additional defense and other costs, increase indemnification obligations, divert management’s attention, and/or adversely affect the ability to execute the Company’s business and financial strategies. The Company’s outstanding litigation includes the following:

On March 5, 1999, the Company made a voluntary disclosure to the Office of the Inspector General (“OIG”) of the Department of Health and Human Services (“HHS”) concerning questionable billing practices by a subsidiary operating in Pennsylvania. These practices evidently began prior to the January 1997 acquisition of that subsidiary by the Company and continued, to some extent, until December 1998. On October 25, 1999, a qui tam lawsuit styled THE UNITED STATES OF AMERICA ex rel. RICHARD S. BUCKMAN V. RURAL METRO CORPORATION AND DONLOCK, LTD., Civil Action No. 3:CV 99-1883, was filed under seal in United States District Court for the Middle District of Pennsylvania. The lawsuit alleged various improper billing practices under the Medicare program, including those practices the Company self-disclosed to the OIG several months earlier. On November 15, 2002, the government elected to intervene in one count concerning the issue the Company self-disclosed to the OIG and declined to intervene in the lawsuit’s remaining counts. The seal was lifted by court order on February 26, 2004. Effective June 21, 2005, the Company entered into a Settlement Agreement with the United States of America and the relator relating to the matters alleged in the qui tam complaint. Under the terms of the Settlement Agreement, the government and the relator agreed to dismiss the complaint against the Company and release it from any civil or administrative monetary claims the United States may have had against the Company relating to the claims covered in the complaint. In exchange for the release, the Company paid the United States approximately $1.5 million. On July 5, 2005, an order was entered in the United States District Court for the Middle District of Pennsylvania dismissing the complaint against the Company.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the fourth quarter of fiscal 2005, the Company’s subsidiary, Sioux Falls Ambulance Inc. (“Sioux Falls”) entered into settlement discussions with the OIG regarding alleged improper billing practices in South Dakota. Although Sioux Falls has not admitted any liability with respect to the government’s claims, it is working with the government to successfully develop specific terms of a settlement arrangement. Currently, no specific terms have been agreed upon. As of June 30, 2005, the Company had established a reserve relating to this matter of $0.5 million.

The U.S. government provided the Company with an analysis relating to its investigation into alleged discounts made in violation of the federal Anti-Kickback Statute in connection with certain of the Company’s contracts that were in effect when the Company had operations in Texas. The Company is considering the government’s analysis and will provide a response to the government’s investigation. At this time, it is not possible to predict the ultimate conclusion of this investigation, nor is it possible to estimate the financial exposure, if any, to the Company.

Regulatory Compliance

The Company is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation, reimbursement for patient services and Medicare and Medicaid fraud and abuse. Government activity is ongoing with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in exclusion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. The Company believes it is in compliance with fraud and abuse statutes and their applicable governmental interpretation.

The Company is from time to time subject to investigations relating to Medicare and Medicaid laws pertaining to its industry. The Company cooperates fully with the government agencies that conduct these investigations. Those reviews cover periods prior to and following the Company’s acquisition of certain operations. Management believes that reserves established for specific contingencies of $0.9 million and $1.4 million as of June 30, 2005 and 2004, respectively (including $0.5 million related to Sioux Falls at June 30, 2005 and $1.0 million related to the Donlock lawsuit at June 30, 2004) are adequate based on information currently available.

SEC Inquiry

On October 28, 2003, the SEC notified the Company that it was conducting an informal fact-finding inquiry. The Company voluntarily provided the information requested by the SEC Staff and intends to cooperate fully. In early 2004, the Company met with the Staff to discuss the materials that had been submitted to the SEC. Shortly after the meeting, additional materials were provided to the Staff. The Company has not been contacted by the SEC since that time.

Nasdaq Listing

Effective with the opening of business on July 13, 2004, the Company’s common stock was delisted from the Nasdaq Capital Market and began trading on the OTC Bulletin Board. On November 24, 2004, after receiving notification that the earlier decision to delist its securities from the Capital Market had been reversed, the Company submitted an application for listing on the Nasdaq Capital Market. On December 21, 2004, the Company was informed that its listing application had been approved and the Company’s common stock resumed trading under the symbol “RURL” on the Nasdaq Capital Market on December 27, 2004.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amended Employment Agreement

On December 8, 2004, the Board of Directors approved an amended and restated employment agreement (the “Agreement”) with the Company’s President and Chief Executive Officer (“CEO”). Under the Agreement, certain modifications were made to the CEO’s existing employment agreement, including, among other things, the strengthening of the related non-compete provisions. In consideration for these modifications, the Company made a one-time payment to the CEO of $1.5 million in January 2005, as well as restored his ability to participate in the Company’s Management Incentive Plan (the “MIP”). The one-time payment was capitalized and is being amortized to payroll and employee benefits on a straight-line basis over the seven year term of the Agreement.

Additionally, the Company has other employment agreements with certain members of management which specify terms such as non-compete provisions and potential severance benefits, among others.

Management Incentive Plan

The final form of the 2005 Management Incentive Plan (“2005 MIP”) was approved by the Board of Directors (the “Board”) on April 5, 2005. The 2005 MIP is an annual cash incentive plan for key executives based upon performance goals. The 2005 MIP also included a separate bonus opportunity for certain key executives based upon, among other things, the successful completion of a refinancing transaction of either or both of the 2003 Amended Credit Facility and the outstanding Senior Notes during fiscal 2005 or fiscal 2006 and the future realization of certain related operating strategies. Such refinancing was completed in March 2005. The Company’s Compensation Committee and Board of Directors determined that several participants satisfied the criteria for receipt of a bonus payment pursuant to the incentive program and approved payment of $1.8 million during fiscal 2005. In addition, the Company paid bonuses of $1.35 million each to the CEO and CFO during fiscal 2005 related to the officers successfully completing the operational goals contemplated in the debt refinancing transactions.

(17)	Financial Instruments

The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates may not be indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions or valuation methodologies could have a material effect on the resulting fair value estimates.

The carrying values of cash, accounts receivable, accounts payable, accrued liabilities and other liabilities approximate the related fair values due to the short-term maturities of these instruments. The carrying value of notes payable approximate the related fair values as rates on these instruments approximate market rates currently available for instruments with similar terms and remaining maturities. The fair value of the Term Loan B, the 9.875% Senior Subordinated Notes and the 12.75% Senior Discount Notes were determined by quoted market prices as of June 30, 2005. The fair value of the 7.875% Senior Notes was determined by the quoted market price as of June 30, 2004. The relationship between the fair value and carrying value of the 7.875% Senior Notes was then applied to the amount outstanding under the Credit Facility due December 2006 to arrive at the estimated fair value.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is a comparison of the fair value and carrying value of the Company’s long-term debt (in thousands):

	As of June 30,
	2005		2004
	Fair Value	Recorded Value	Fair Value	Recorded Value
Senior Secured Term Loan B due March 2011	129,600	128,000	—	—
9.875% Senior Subordinated Notes due March 2015	123,750	125,000	—	—
12.75% Senior Discount Notes due March 2016	46,750	52,275	—	—
Credit Facility due December 2006	—	—	132,723	152,555
7.875% Senior Notes due March 2008	—	—	130,416	149,904

(18)	Segment Reporting

The Company provides emergency and non-emergency medical transportation services, private fire protection services, primarily on a subscription fee basis, and a variety of other services.

The Company reevaluated its segment disclosures in 2005 in light of the issuance of Emerging Issues Task Force Issue 04-10, Determining Whether to Aggregate Operating Segments That Do Not Meet the Quantitative Thresholds. As a result of this guidance, the Company has revised its segment disclosures to present four regionally-based reportable segments which correspond with the manner in which the associated operations are managed and evaluated by senior management. These revised segments comprise operations within the following states:

Segment	States
A	Georgia, New York, Northern Ohio, Pennsylvania

B	Alabama, Indiana, Kentucky, Louisiana, Mississippi, North Dakota, Northern Florida, New Jersey, Southern Florida, Southern Ohio, Tennessee, Wisconsin

C	Arizona, New Mexico, Oregon (fire)

D	California, Central Florida, Colorado, Oregon (medical transportation), Nebraska, South Dakota, Washington

Each reportable segment provides medical transportation services while our fire services are predominately centered in Segments B and C.

The accounting policies used in the preparation of the Company’s consolidated financial statements have also been followed in the preparation of the accompanying financial information for each reporting segment. For management purposes, the Company’s measure of segment profitability is defined as income (loss) from continuing operations before depreciation and amortization, interest, income taxes and minority interests. Additionally, corporate overhead allocations have been included within segment profits. Segment assets consist solely of accounts receivable.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes segment information for the fiscal years ended June 30, 2005, 2004 and 2003:

	Segment A	Segment B	Segment C	Segment D	Total
Year ended June 30, 2005
Net revenues from external customers;
Medical transportation	$119,399	$98,405	$135,521	$115,789	$469,114
Fire and other	3,599	21,168	35,861	1,342	61,970

Total net revenue	122,998	119,573	171,382	117,131	531,084

Segment profit	14,825	9,844	21,908	5,602	52,179
Segment assets	16,983	16,615	20,592	17,796	71,986
Year ended June 30, 2004
Net revenue from external customers;
Medical transportation	$120,934	$96,384	$113,216	$106,958	$437,492
Fire and other	3,895	19,314	32,328	744	56,281

Total net revenue	124,829	115,698	145,544	107,702	493,773

Segment profit	11,855	9,801	16,072	3,354	41,082
Segment assets	14,120	14,755	17,622	18,851	65,348
Year ended June 30, 2003
Net revenue from external customers;
Medical transportation	$111,038	$85,037	$98,955	$101,718	$396,748
Fire and other	5,039	19,227	31,005	704	55,975

Total net revenue	116,077	104,264	129,960	102,422	452,723

Segment profit	9,276	8,670	8,285	4,693	30,924

The following is a reconciliation of segment profit to income (loss) from continuing operations before income taxes and minority interest (in thousands):

	Years Ended June 30,
	2005	2004	2003
Segment profit	$52,179	$41,082	$30,924
Depreciation and amortization	(11,046)	(10,990)	(11,628)
Interest expense	(29,579)	(29,243)	(28,012)
Interest income	305	97	197
Loss on early extinguishment of debt	(8,170)	—	—

Income (loss) from continuing operations before income taxes and minority interest	$3,689	$946	$(8,519)

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of segment assets to total assets is as follows (in thousands):

	As of June 30,
	2005	2004
Segment assets	$71,986	$65,348
Cash	17,688	16,372
Inventories	12,743	11,738
Prepaid expenses and other	9,449	8,512
Property and equipment, net	43,155	40,283
Goodwill	39,344	41,100
Deferred tax asset	85,661	—
Insurance deposits	9,037	9,244
Other assets	26,818	22,610

Total assets	$315,881	$215,207

(19)	Discontinued Operations

Domestic Discontinued Operations

During fiscal 2005, the Company ceased operating in four service areas located in Mississippi, New Jersey, Nebraska and Texas as a result of these service areas not meeting internal operational and profitability measures. One of these businesses was sold in April 2005 at a pre-tax gain of $143,000. The Company also ceased operating in one service area in Arizona as part of a strategic decision to exit as the contracted provider of fire protection services in that service area. The results of these service areas for the years ended June 30, 2005, 2004 and 2003 are included in income from discontinued operations.

During fiscal 2004, the Company ceased operating in ten service areas in Maryland, South Carolina and Texas as a result of these service areas not meeting internal operational and profitability measures. The Company also ceased operating in one service area in New York due to the sale of the service area for a pre-tax gain of $177,000 as the Company continues to dispose of non-core businesses, one service area in Texas due to the customer filing Chapter 11 and one service area in Arizona due to the city converting the service area to a fire district. In addition, one of the Company’s protection services businesses located in Arizona was classified as held for sale at June 30, 2004 and such sale closed during the first quarter of fiscal 2005 at a loss of $24,000. The results of these service areas for the years ended June 30, 2004 and 2003 are included in income from discontinued operations.

Latin America

Due to the deteriorating economic conditions and the continued devaluation of the local currency, the Company reviewed its strategic alternatives with respect to the continuation of operations in Latin America, including Argentina and Bolivia, and determined that it would benefit from focusing on its domestic operations. Effective September 27, 2002, the Company sold its Latin American operations to local management in exchange for the assumption of such operation’s net liabilities. The gain on the disposition of the Company’s Latin American operations totaled $12.5 million and is included in income from discontinued operations for the year ended June 30, 2003. The gain includes the assumption by the buyer of net liabilities of $3.3 million (including, among other things, accounts receivable of $0.6 million and accrued liabilities of $4.8 million) as well as the recognition of related cumulative translation adjustments of $10.1 million.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Results of discontinued operations for the years ended June 30, 2005, 2004 and 2003 are as follows (in thousands):

	Years Ended June 30,
	2005	2004	2003
Net revenue:
Segment A	$28	$3,793	$12,619
Segment B	2,798	4,544	5,973
Segment C	18,921	19,471	18,184
Segment D	9,613	21,853	30,983
Other—Latin America	—	—	2,388

Net revenue from discontinued operations	$31,360	$49,661	$70,147

	Years Ended June 30,
	2005	2004	2003
Income (loss):
Segment A	$(16)	$(471)	$1,658
Segment B	347	809	950
Segment C	1,204	3,450	1,677
Segment D	392	1,018	2,375
Other—Latin America	—	—	12,332

Income from discontinued operations	$1,927	$4,806	$18,992

Income from discontinued operations is presented net of income taxes of $1.1 million, $0.3 million and $0.2 million for the years ended June 30, 2005, 2004 and 2003, respectively.

(20)	Related Party Transactions

The Company incurred rental expense of $84,000, $84,000 and $69,000 in fiscal 2005, 2004 and 2003 related to leases of fire and medical transportation facilities with a former director of the Company.

The Company incurred consulting fees of $36,000 for the fiscal year ended June 30, 2005 with two directors of the Company. The Company incurred consulting fees of $89,000 for the fiscal year ended June 30, 2003 with a former director of the Company. The Company incurred legal fees of $16,000 in fiscal 2003 with a law firm in which a director is a partner.

(21)	Restructuring and Other

During the fourth quarter of fiscal 2001, the Company decided to close or downsize nine service areas and in connection therewith, recorded restructuring charges as well as other related charges totaling $9.1 million. These charges included accrued severance, lease termination and other costs totaling $1.5 million relating to an under performing service area that the Company had planned to exit at the time of contract expiration in December 2001. During fiscal 2002, the contract was extended for a one-year period at the request of the municipality to enable it to transition medical transportation service to a new provider. In connection with the contract extension, the Company released $0.2 million of previously accrued lease termination costs relating to the extension period to income. The operating environment in this service area improved and in November 2002, the Company was awarded a new multi-year contract. As a result, the remaining reserve of $1.3 million originally recorded in 2001 was released to income during fiscal 2003.

RURAL/METRO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(22)	Subsequent Events

On August 19, 2005, the Company sold land in Arizona for cash proceeds of $1.6 million. This transaction generated a pre-tax gain of $1.3 million which will be included in the results of operations in the first quarter of fiscal 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: November 14, 2005	By:	/S/ MICHAEL S. ZARRIELLO
Michael S. Zarriello Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP